Exhibit 1

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)
Fleminggatan 20
P.O. Box 194
SE-112 26 Stockholm, Sweden

Medium-Term Notes

AGENCY AGREEMENT

November 2, 2023

BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019
United States of America

BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France

BOFA SECURITIES, INC.
One Bryant Park
New York, New York 10036
United States of America

CITIGROUP GLOBAL MARKETS EUROPE AG
Reuterweg 16

60323 Frankfurt am Main

Germany

CITIGROUP GLOBAL MARKETS LIMITED

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
12, Place des Etats-Unis
CS70052
92547 MONTROUGE CEDEX
France

DEUTSCHE BANK Aktiengesellschaft
Mainzer Landstraße 11-17
60329 Frankfurt am Main
Germany

GOLDMAN SACHS & CO. LLC
200 West Street
New York, New York 10282
United States of America

J.P. MORGAN SE
Taunustor 1 (TaunusTurm)
60310 Frankfurt am Main
Germany

MORGAN STANLEY & CO. INTERNATIONAL PLC
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

WELLS FARGO SECURITIES, LLC
550 South Tryon Street, 6th Floor
Charlotte, North Carolina 28202
United States of America

Ladies and Gentlemen:

Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (the “Company”) confirms its agreement with each of you (each of you, an “agent” and collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes (the “Notes”) having an unlimited aggregate initial public offering price or purchase price, to be issued pursuant to an indenture (the “1991 Indenture”), dated as of August 15, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008, a fourth supplemental indenture dated as of March 8, 2010, a fifth supplemental indenture dated as of November 3, 2020 and a sixth supplemental indenture dated as of November 2, 2023 (the 1991 Indenture, as supplemented by the first, second, third, fourth, fifth and sixth supplemental indentures, and as amended, supplemented or otherwise modified from time to time, the “Indenture”).

Notes may bear interest, if any, at either fixed rates (“Fixed Rate Notes”) or floating rates (“Floating Rate Notes”).  The Company may from time to time offer Notes (“Indexed Notes”) the principal amount payable at the maturity of which and/or the interest on which will be determined by reference to designated currency (or composite currency), commodity or other prices or the level of one or more designated stock indices or otherwise by application of a formula.

Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters, the Company hereby (i) appoints each of you as agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to any of you as principal for resale to others the Company will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) and Section 2(d) hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act of 1933 (as amended, the “Securities Act”), on Form F-3 relating to its debt securities, including the Notes, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act.  The various parts of such registration statement, including all exhibits thereto except for Form T-1 and including any prospectus supplements relating to the Notes that are filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”.  The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus and prospectus supplement initially included in the Registration Statement, which supplements will describe certain terms of the Notes.  The prospectus and the prospectus supplement initially included in the Registration Statement are together hereinafter referred to as the “Base Prospectus”.  The term “Prospectus” means the Base Prospectus together with any further prospectus supplement or supplements in preliminary or final form (each a “Prospectus Supplement”) specifically relating to Notes, as filed with, or transmitted for filing to, the Commission, with reference to the Registration Statement, pursuant to Rule 424 under the Securities Act.  As used herein, the terms “Base Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein.  The terms “supplement” and “amendment” as used herein with respect to the Registration Statement, the Base Prospectus or any Prospectus Supplement, shall include all documents that are filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of the Base Prospectus or such Prospectus Supplement, as the case may be, which are incorporated by reference therein, and the terms “amend” and “supplement” shall include the filing of such documents with the Commission.  The term “Pricing Supplement” shall mean a Prospectus Supplement, in preliminary form (a “Preliminary Pricing Supplement”) or final form (a “Final Pricing Supplement”) that sets forth the terms or a description of a particular issue of Notes.  Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus” (which term, for the avoidance of doubt, shall also include any Final Term Sheets (as defined herein)).  Terms used but not defined herein shall have the meanings provided in the Prospectus.  References in this Agreement to a “Rule” are, except as otherwise provided, to a Rule under the Securities Act.

Notwithstanding the foregoing, if after the date hereof, the Company should file a new automatic shelf registration statement, as defined under Rule 405 under the Securities Act, on Form F-3 relating to its debt securities, including the Notes, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, then, thereafter, all references to the “Registration Statement” herein shall be deemed to be and shall be construed as references to the various parts of such new registration statement, including all exhibits thereto except for the relevant Form T-1 and including any prospectus supplements relating to the Notes that are filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective.

Section 1.            Representations and Warranties of the Company.  The Company represents and warrants to each of you as of the date hereof, as of the Signing Date (as defined below), each Initial Sale Time and each Settlement Date (as defined below), and as of the times referred to in Sections Section 6(a) and Section 6(b) hereof (in each case the “Representation Date”), as follows:

(a)            (i)  Registration Statement, Prospectus.  The Company meets the requirements for use of Form F-3 under the Securities Act.  The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied and, as of the applicable Representation Date, will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.  The Registration Statement, at the time it became effective, did not and, as of the applicable Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the applicable Representation Date, the Prospectus and any applicable Issuer Free Writing Prospectuses will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the time they were or hereafter are filed with the Commission and at the time of any sale of Notes pursuant to this Agreement, the Base Prospectus, as amended and supplemented, any Prospectus Supplement (including any related Preliminary Pricing Supplement), any Permitted Free Writing Prospectuses and any Final Term Sheets (each as defined herein) (together, the “Disclosure Package”), when taken together as a whole, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus, any Issuer Free Writing Prospectus or Final Term Sheet made in reliance upon and in conformity with information furnished to the Company in writing by any of you expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Final Term Sheet.

(ii)            Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii)            (A) (x) At the time of filing the Registration Statement, (y) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (z) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) makes any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, the Company was and will be a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes, the Company was not and will not be an “ineligible issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act.  The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv)            No Stop Order.  The Registration Statement has been filed with the Commission and has become effective; as of the applicable Representation Date, no stop order suspending the effectiveness of the Registration Statement or any amendment thereof and no order directed to any document incorporated by reference in the Prospectus, as then amended or supplemented, or any notice objecting to the use of any Preliminary Pricing Supplement or Permitted Free Writing Prospectus, has been issued and is in effect, and no proceeding for such purpose is pending or, to the knowledge of the Company, threatened by the Commission; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form; no challenge has been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus, as then amended or supplemented; and any request by the Commission for inclusion or incorporation by reference of additional information in the Registration Statement or the Prospectus or otherwise has been complied with.

(v)             No Other Exhibits to Be Filed.  There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be filed as an exhibit to any document incorporated by reference in the Prospectus or required to be described in the Registration Statement or in the Prospectus, which are not so filed or described as required.

(b)            Due Organization.  Each of the Company and its subsidiaries is a limited liability company duly organized and validly existing under the laws of Sweden with corporate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation under the laws of each other jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified.

(c)             Indenture.  In the case of an issuance of the Notes, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(d)            Notes.  The Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof as contemplated hereby and by any applicable Terms Agreement and such Indenture, will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms and entitled to the benefits of such Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(e)            This Agreement, Terms Agreement.  This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(f)             No Conflict, Default, or Violation.  The execution, delivery and performance of this Agreement, the Indenture and any applicable Terms Agreement, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not result in a violation of the Articles of Association of the Company or violate or conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of its property or assets is subject.

(g)            No Governmental Authorization, Consent or Registration Required.  To the best knowledge of the Company after reasonable inquiry, except for such approvals as have already been obtained, no authorization, consent or approval of, or registration or filing with, any governmental or public body or authority in Sweden or any political subdivision thereof is required for the Company to enter into and perform its obligations under this Agreement, the Indenture and any applicable Terms Agreement or to issue and offer, and to perform its obligations arising under the Notes.

(h)            No Existing Defaults.  Neither the Company nor any of its subsidiaries is in violation of its Articles of Association or in default in the performance or observance of any agreement, indenture or instrument to which it is a party or by which it or any of its property or assets is bound, which would have, individually or in the aggregate, a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(i)              Legal Proceedings.  Other than as may be set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company after reasonable inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(j)              Investment Company Act.  The Company is not, nor, after giving effect to the transactions contemplated herein will it be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(k)            Pari Passu Ranking.

(i)              In the case of an issuance of Notes (other than issuances of Notes where a different ranking is specified in the applicable Pricing Supplement), the obligations of the Company to pay the principal of and premium, if any, and interest on the Notes constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and rank pari passu amongst themselves, and shall, in the event of the Company’s voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any of the Company’s subordinated liabilities.

(ii)            The obligations of the Company to pay any and all amounts that become due and payable under this Agreement constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and rank pari passu amongst themselves, and shall, in the event of the Company’s voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any of the Company’s subordinated liabilities.

(l)              Independent Public Accountant.  Öhrlings PricewaterhouseCoopers AB, , or such other external auditor duly appointed by the Company to be its principal external auditor as of the execution date of any Terms Agreement, who have audited the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, were, at the time of auditing or reviewing such financial statements, an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m)            Financial Statements.  The consolidated financial statements of the Company and its subsidiary, together with the related schedules, notes and supplemental information, set forth in the Prospectus, comply in all material respects with the requirements of the Securities Act and interpretations thereof and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and as endorsed by the European Union at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with IFRS consistently applied throughout the periods involved except as described therein.

(n)            FCPA. The Company has instituted and maintains an anti-bribery program including policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable anti-bribery and anticorruption laws or regulations, including without limitation the Foreign Corrupt Practices Act of 1977, as amended, and the Bribery Act 2010 of the United Kingdom, as amended (such applicable laws and regulations collectively, the “Anti-Bribery and Anticorruption Laws”).  Neither SEK nor any member of the Group (as defined below) nor any director or officer of any member of the Group nor, to the best knowledge and belief of SEK after due inquiry, any employee, affiliate of or person acting on behalf of any member of the Group has engaged in any activity that would violate the Anti-Bribery and Anticorruption Laws, nor has any member of the Group been the subject of any investigations, allegations or proceedings in respect of any such violation.  “Group” means SEK and SEKETT AB (which is a wholly-owned, inactive, subsidiary of SEK).  To the best of its knowledge and belief, SEK will not directly or indirectly use, lend or contribute the proceeds of the offering of any Notes hereunder to for any purpose that would breach any of the Anti-Bribery and Anticorruption Laws.

(o)            Money Laundering / Bank Secrecy. The Company has instituted and maintains policies and procedures reasonably designed to prevent money laundering by the Group and by persons associated with this Group which are reasonably expected to ensure continued compliance therewith. Neither SEK nor any member of the Group nor, to the best of the knowledge and belief of SEK after due inquiry, any director, officer, employee, affiliate of or person acting on behalf of SEK or any member of the Group has engaged in any activity or conduct which would violate any applicable anti-money laundering law or regulation nor has it been the subject of any investigations, allegations or proceedings in respect of any such violation. To the best of its knowledge and belief, SEK will not directly or indirectly use, lend or contribute the proceeds raised from the issue of any Notes for any purpose that would breach any applicable anti-money laundering law or regulation.

(p)            Sanctions.  Neither SEK nor any member of the Group nor to the knowledge and belief of SEK after due inquiry any director, officer, employee or affiliate of SEK or any member of the Group is currently a person with whom or which transactions or dealings are prohibited under economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), or any other trade, financial or economic sanctions administered by other U.S., European Union, the United Nations or United Kingdom authorities (“Sanctioned Person”) and will not lend, invest, contribute or otherwise make available the proceeds of the offering of any Notes for the purpose of financing or facilitating the activities or business of or for the benefit of any then-current Sanctioned Person, in violation of sanctions. The undertaking in this Section 1(p) shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of violation of any provision of Council Regulation (EC) No. 2271/96 of 22 November 1996, as amended (the “Blocking Regulation”) (or any law or regulation implementing the Blocking Regulation in any member state of the European Union or in the UK, including the Blocking Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, or any associated and applicable national law, instrument or regulation related thereto). Without prejudice to the rights of any other Agent, Citigroup Global Markets Europe AG agrees and confirms that, in relation to the Notes, it is not entitled to the benefit of the representation, warranty and undertaking contained in this Section 1(p) to the extent that it would result in a violation of, or conflict with, Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any other similar applicable anti-boycott laws or regulations in the EU or the UK.

(q)            Certificates of the Company.  Any certificate signed by the Chief Executive Officer or any two of the following officers: General Counsel, Chief Financial Officer, Head of Treasury  or any other duly authorized signatory; and (ii) delivered to the Agents; to a Purchaser (as defined below), or to counsel to the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to the Agents (or such Purchaser) as to the matters covered thereby.

Section 2.            Appointment of Agents; Solicitations as Agent; Purchases as Principal.

(a)            Appointment of Agents.  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through other agents, dealers or underwriters, the Company hereby appoints the Agents, severally but not jointly, as the placement agents for the Notes and acknowledges that the Agents shall have the right to assist the Company in the placement of the Notes during the term of this Agreement, subject to the appointment of additional agents from time to time.  The Company agrees that, unless otherwise agreed, during the period the Agents are acting as the Company’s placement agents hereunder, the Company will not engage any other person or party to assist in the placement of the Notes in the United States; provided, however, that the Company may accept offers to purchase Notes through an agent other than an Agent if (i) the Company and such agent shall have executed a confirmation and accession agreement containing statements, the substance of which shall be substantially similar to the text in the second, third and further paragraphs of Exhibit A hereto and (ii) the Company shall have provided the Agents with copies of such letter promptly following the execution thereof.

Subject to all of the terms and conditions of this Agreement and any Terms Agreement, the foregoing shall not be construed to prevent the Company from selling (i) in the United States, at any time (subject to Section 3(k) hereof), any securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such securities and (ii) outside the United States, at any time, any securities in any form of offering.

(b)            Purchases as Principal.  No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase the Notes as principal.  Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 2(d) hereof.

(c)            Solicitations as Agents.  The Agents will solicit offers to purchase the Notes upon the terms and conditions contained herein, and in connection therewith will use only the Prospectus which has been distributed most recently to the Agents by the Company as contemplated hereby (provided that such distribution occurs a reasonable amount of time in advance of such use).  If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will use its reasonable efforts to solicit purchases of the Notes.  Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein.  The Company shall have the sole right to accept or reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement contained herein.  Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.  No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason other than such Agent’s failure to comply with the terms and conditions of this Agreement relating to such purchase.  If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent which solicited such offer harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale, unless (x) such Agent shall have failed to comply with the terms and conditions of this Agreement relating to such sale or (y) the Company has a reasonable basis to believe that, due to the nature of such purchaser, such sale would have violated any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes from the Company commencing at any time for any period of time or permanently.  The Company shall be entitled to suspend such solicitation as to any Agent or all of the Agents, as determined by the Company.  Upon receipt of instructions from the Company, the Agent or Agents to whom such instructions are directed will forthwith suspend solicitations of offers to purchase from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed.  The Company shall transmit copies of any instructions delivered by the Company pursuant to this paragraph to each Agent, regardless of whether such instructions are directed to such Agent.

The Company agrees to pay to the appropriate Agent a commission in such percentage of the nominal principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as shall be agreed in writing between the Company and such Agent.  No Note that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been sold by the Company until such Note shall have been delivered to the purchaser thereof against payment therefor by such purchaser.

(d)            Purchases as Principal.  Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement that will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Purchaser.  The term “Purchaser” shall refer to an Agent acting solely as principal pursuant to this Section 2(d) or to another institution that enters into a Terms Agreement (as hereafter defined) as principal with respect to a sale of Notes.  Each such separate agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication or email between the Purchaser and the Company, or which may consist of an exchange of written confirmations or emails by the parties with respect to such information (as applicable) as is specified in Exhibit A hereto) is herein referred to as a “Terms Agreement”.  The Purchaser’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement will specify the principal or face amount of Notes to be purchased by the Purchaser pursuant thereto, the price to be paid to the Company for such Notes and the time and place of delivery of any payment for such Notes (the “Settlement Date”).  Unless expressly authorized by the Company in the Terms Agreement relating to a sale of Notes to a Purchaser, such Purchaser is not authorized to utilize a selling or dealer group in connection with the resale of such Notes.

(e)             Calculation Agents.  Each Terms Agreement, in addition to evidencing the purchase of Notes by an Agent on a principal basis, may also contain provisions to appoint the relevant Agent (or, in certain cases, an affiliate of such Agent or a third-party designated by such Agent) as a calculation agent in respect of the relevant Notes.  If this is the case, statements substantially in the form of the seventeenth, eighteenth and twenty-second paragraphs of Exhibit A hereto will be included in such Terms Agreement.  Furthermore, in such circumstances, the Base Calculation Agency Provisions set forth in Exhibit E hereto will be (and will be specified to be) incorporated by reference in such Terms Agreement.

(f)             Administrative Procedures.  Administrative procedures governing the offer and sale of the Notes (the “Procedures”) shall be agreed upon from time to time by the Agents and the Company.  The initial Procedures are set forth in Exhibit B (Notes) and shall remain in effect until they are changed by agreement between the Company and the Agents, or between the Company and an Agent with respect to particular Notes.  The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the applicable Procedures.

(g)            Reliance.  The Company and each Agent agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and on the terms and conditions contained herein and in the manner provided herein.

(h)            Compliance with FINRA Requirements.  Each Agent represents that, in soliciting purchases or making sales of any Notes, it will comply in all material respects with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (United States) applicable to it, and to such solicitations and sales, whether or not it is a U.S. broker-dealer.

(i)              Delivery of Documents.  The documents required to be delivered pursuant to Section 5 hereof shall be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, 2 London Wall Place, London EC2Y 5AU, United Kingdom, on the date hereof, or at such other place or on such other date as you and the Company may agree upon in writing (the “Signing Date”).

(j)              Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the relevant Agent, and each Agent, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (x) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legends and record keeping.

(k)             Fiduciary Duty.  The Company acknowledges and agrees that (i) each purchase and sale of Notes pursuant to this Agreement and the applicable Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the relevant Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser (except in the case of solicitations as an agent pursuant to Section 2(c) hereof and/or to the extent it acts as a calculation agent pursuant to Section 2(e) hereof) is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading to an offering of the Notes.

Section 3.            Covenants of the Company.  The Company covenants with each of you as follows:

(a)            Amendment of Prospectus, Registration Statement.  If, at any time, including any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which, in the reasonable opinion of counsel for the Agents or counsel for the Company, either the Disclosure Package or the Final Pricing Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus or file an Issuer Free Writing prospectus with the Commission in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in its capacity as Agent and to cease sales of any Notes that it may then own as principal, and the Company shall promptly, in the event that any Agent then owns any Notes purchased under a Terms Agreement for the purpose of resale, and otherwise may at its discretion, but in any case subject to Section 3(e), prepare and file with the Commission an amendment, supplement, Issuer Free Writing Prospectus or new registration statement that will correct such untrue statement or omission or effect such compliance; and the Company will use its best efforts to have any amendments to the Registration Statement or new registration statement declared effective as soon as possible in order to avoid any disruption in use of the Final Prospectus Supplement; and the Company shall supply any amended or supplemental Final Prospectus Supplement or Issuer Free Writing Prospectus to such Agent in such quantities as such Agent reasonably requests.

(b)            Earnings and Other Information.  On or as soon as practicable after the date on which the Company shall make any announcement to the general public concerning its earnings or concerning any other event that is required to be described in a document filed with the Commission, the Company shall furnish such information to each Agent, confirmed in writing.

(c)            Filings with the Commission; Consent of Auditors.  The Company will:

(i)              file with the Commission (A) all applicable Final Term Sheets (as defined herein) pursuant to Rule 433(d) within the time period required by such Rule and (B) all Prospectus Supplements required to be filed pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b);

(ii)            comply, in a timely manner, with all requirements under the Exchange Act and the rules and regulations relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(iii)            undertake to obtain the written consent of the Company’s independent accountants as to incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company’s annual reports on Form 20-F under the Exchange Act.

(d)            Availability of Earnings Statement.  As soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement, and otherwise at the times specified in Rule 158 under the Securities Act, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

(e)            Approval and Notification of Agents as to Registration Statement and Prospectus.  The Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed Prospectus Supplement or amendment to the Registration Statement to which the Agents reasonably object.  The Company will notify each Agent immediately of:

(i)              the effectiveness of any amendment to the Registration Statement;

(ii)             the delivery to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the Exchange Act that will be incorporated by reference in the Prospectus;

(iii)            the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any filing pursuant to the Exchange Act incorporated by reference in the Prospectus;

(iv)            any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or for additional information; and

(v)            (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus in respect of the offering of any Notes, (B) the receipt of any notice from the Commission objecting to the use of the Registration Statement or any post-effective amendment pursuant to Rule 401(g)(2), (C) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or (D) the initiation or threatening of any proceedings for any such purpose.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective.

Notwithstanding the foregoing, in the case of a Pricing Supplement or any other Prospectus Supplement relating solely to Notes to be sold to, or through the agency of, a specific Agent or Agents, the Company need only seek approval of its filing from, and furnish copies thereof to, such Agent or Agents.  If the Base Prospectus is amended or supplemented as the result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

(f)             Delivery to Agents of Registration Statement, Prospectus.  The Company will:

(i)             deliver to each Agent as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request; and

(ii)             furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver the Prospectus in connection with sales or solicitations of offers to purchase Notes.

(g)            Annual and Other Financial Reports.  The Company will furnish to each Agent, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

(h)            Downgrading, Potential Downgrading.  The Company will promptly notify the Agents of any downgrading in the rating of the Notes or any other debt securities of the Company or of any notice of any intended or potential downgrading in the rating of the Note or any other debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Securities Act) as soon as the Company learns of any such downgrading or of any notice of any intended or potential downgrading (it being understood that the assignment of different instrument ratings to debt securities with different rankings shall not, in and of itself, be construed as a “downgrading” for purposes of this Section 3(h)).

(i)              Qualification of Notes for Sale to Investors.  The Company, in cooperation with the Agents, will endeavor, if necessary, to qualify the Notes for sale under the laws of such states and other jurisdictions of the United States as the Company and the Agents shall agree and to maintain such qualifications in effect so long as required for the distribution of the Notes pursuant to this Agreement; provided, however, that in no event shall the Company be obligated (i) to qualify to do business or to qualify as a dealer in any jurisdiction, (ii) to execute a general consent to service of process or (iii) to take any other action that would subject it to service of process in suits other than those arising out of the offering or sale of the Notes, or to imposition of any taxes based on all or any part of its income, in any jurisdiction.

(j)              Furnishing of Documents Certificates, Opinions.  The Company will furnish to each Agent such documents, certificates of the Company and opinions of counsel to the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and the Agents of their respective obligations hereunder and thereunder as such Agent may from time to time and at any time prior to the termination of this Agreement reasonably request.

(k)             No Sales of Securities Similar to Notes Sold Under Terms Agreement.  Between the date of any Terms Agreement and the earlier of (i) the Settlement Date with respect to such Terms Agreement and (ii) five Business Days (as defined below) after the date of such Terms Agreement, the Company will not, without the prior consent of the Purchaser that is party to such Terms Agreement (which consent shall not be unreasonably withheld or delayed), offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than (i) notes having terms significantly different from the terms of the Notes that are the subject of such Terms Agreement, (ii) commercial paper, (iii) securities offered only outside the United States and (iv) securities with respect to which the purchasers thereof have agreed with or represented to the Company that such purchasers are purchasing such securities for the purpose of investment and not with a view to or for resale), except as may otherwise be provided in any such Terms Agreement.  For the purposes of this Section 3(k), “Business Day” means any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions in the City of New York, United States, London, United Kingdom, or Stockholm, Sweden are authorized or required by law, regulation or executive order to close.

Section 4.            Payment of Expenses.  Except as may be otherwise agreed between the Company and the Agents, the Agents will pay all costs and expenses incident to the performance of their and the Company’s obligations under this Agreement in respect of any particular issuance of Notes, and will reimburse the Company, in an amount and manner to be agreed upon with the Company, as follows:

(i)              Blue Sky Fees.  The fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(i) above and of preparing a Blue Sky memorandum (including the fees and disbursements of counsel to the Agents in connection therewith).

(ii)            FINRA Filings.  The cost of any filings related to the Notes with FINRA.

(iii)            Rating Agencies’ Fees.  The fees paid to rating agencies in connection with the rating of the Notes.

(iv)            Printing Expenses.  The expenses incurred in printing and distributing the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto.

(v)            Counsel’s Fees.  The fees and disbursements of counsel to the Company.

(vi)            Other Costs.  Such other costs and expenses as shall be agreed between the Company and the Agents.

Section 5.            Conditions to Obligations of Agents.  Each Agent’s obligation to solicit offers to purchase the Notes as agent of the Company and each Purchaser’s obligation to purchase Notes pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company’s officers or other authorized signatories made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements contained herein and to the following additional conditions precedent:

(a)            No Stop Order.  At the date of each such solicitation, at each Settlement Date with respect to any Terms Agreement and at each resale of Notes by a Purchaser in accordance with Section 2(d) hereof, no stop order suspending the effectiveness of the Registration Statement or any amendment thereof and no order directed to any document incorporated by reference in the Prospectus, as then amended or supplemented, and no notice pursuant to Rule 401(g)(2) objecting to the use by the Company of the Registration Statement and any post-effective amendment thereto, shall have been issued and be in effect, and no stop order proceeding shall have been initiated or, to the knowledge of the Company or any Purchaser, threatened by the Commission, and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus, as then amended or supplemented; and any request by the Commission for inclusion or incorporation by reference of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)            No Untrue Statement or Omission in Registration Statement or Prospectus.  At the date of each such solicitation, at each Settlement Date with respect to any Terms Agreement and at each resale of Notes by a Purchaser in accordance with Section 2(d) hereof, neither the Registration Statement nor any amendment thereof shall contain an untrue statement of a material fact, or omit to state a fact that is required to be stated therein or is necessary to make the statements therein not misleading; and the Prospectus, as then amended or supplemented, and any applicable Issuer Free Writing Prospectuses shall not include an untrue statement of a material fact that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)             Other Conditions Precedent.  At the date of each such solicitation, at each Settlement Date with respect to any Terms Agreement and at each resale of Notes by a Purchaser in accordance with Section 2(d) hereof, there shall not have occurred since the respective dates as of which information is given in the Registration Statement, the Prospectus and any applicable Issuer Free Writing Prospectus, in the case of a solicitation, or since the date of such Terms Agreement, in the case of a Terms Agreement, and each resale of Notes by a Purchaser in accordance with Section 2(d), any of the following:

(i)              No Material Adverse Change in Company’s Condition.  Any material adverse change to the business, financial position or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Change”), or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business.

(ii)             No Outbreak of Hostilities or Other Calamity.  Any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agents (or, in the case of a Terms Agreement, the Purchaser), impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes.

(iii)            No Suspension in Trading.  Any suspension or material limitation by the Commission or any securities exchange of trading in any securities of the Company; any suspension or material limitation of trading generally on The New York Stock Exchange, The NASDAQ Stock Market or in the over-the-counter market in debt securities in the United States; the declaration of a general moratorium on commercial banking activities by United States federal or New York State authorities or by the relevant authorities of any country issuing the currency in which the relevant Notes are denominated or payable, or a material disruption in commercial banking or securities settlement or clearance services in the United States or such other relevant jurisdiction.

(iv)            No Downgrading or Notice of Potential Downgrading.  Any downgrading (or any notice of any intended or potential downgrading or of any review with possible negative implications) in the rating accorded any of the Company’s debt securities or preferred equity securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(v)            No Change in Taxation or Imposition of Exchange Controls.  Any change or development involving a prospective change in United States or Swedish taxation directly affecting the applicable Notes or the imposition of exchange controls directly affecting the applicable Notes.

(d)            Delivery of Opinions.  At (i) the Signing Date and (ii) each Settlement Date with respect to any Terms Agreement (but only if so indicated in such Terms Agreement and subject to Section 6(c)), the Agents (or in the case of a Terms Agreement, the Purchaser) shall have received:

(1)	Opinion of Swedish Counsel to Company. An opinion, dated such date, of Wistrand Advokatbyrå Stockholm KB, Swedish counsel to the Company, in form and substance satisfactory to the Agents (or the Purchaser, as the case may be) and counsel to the Agents, covering the matters set forth in Exhibit C hereto.

(2)	Opinion of Counsel to the Agents. (i) An opinion, dated such date, of Cleary Gottlieb Steen & Hamilton LLP, in form and substance satisfactory to the Agents (or the Purchaser, as the case may be) covering the matters set forth in Exhibit D hereto; and (ii) a negative assurance letter, dated such date, of Cleary Gottlieb Steen & Hamilton LLP, in form and substance satisfactory to the Agents (or the Purchaser, as the case may be) covering such other matters as the Agents (or the Purchaser, as the case may be) may reasonably require.

(e)            Certificates of the Company.  At the Signing Date and each Settlement Date with respect to any Terms Agreement (but only if so indicated in such Terms Agreement), the Agents (or, in the case of a Terms Agreement, the Purchaser) shall have received a certificate of the Company, (i) signed by the Chief Executive Officer or any two of the following officers: General Counsel, Chief Financial Officer, Head of Treasury or any other duly authorized signatory; and (ii) dated the Signing Date or such Settlement Date, as the case may be, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, this Agreement and any such Terms Agreement and that, to the best of his or her knowledge:

(i)              the representations and warranties of the Company in this Agreement and any such Terms Agreement are true and correct in all material respects, on the date thereof as if made on the date thereof;

(ii)             the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate;

(iii)            no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and remains in effect and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission;

(iv)            no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been issued and remains in effect; and

(v)            subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Change, or any development involving a prospective Material Adverse Change, except as set forth in or contemplated by the Prospectus.

(f)             Auditors’ Comfort Letter.  At the Settlement Date with respect to any Terms Agreement (but only if so indicated in such Terms Agreement), the Agents (or in the case of a Terms Agreement, the Purchaser) shall have received from the independent public accountants for the Company, a letter, dated as of such Settlement Date, in form and substance satisfactory to the Agents (or, in the case of a Terms Agreement, the Purchaser).

(g)            Furnishing of Documents, Opinions to Counsel for Agents.  At the Signing Date, and at each Settlement Date with respect to any Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related matters, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all actions taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents (or in the case of a Terms Agreement, the Purchaser) and counsel for the Agents.

(h)            Filings with the Commission.  At each Settlement Date with respect to any Terms Agreement, the Company, if reasonably requested by the Purchaser or if required by law, will have filed a final term sheet, containing solely a description of the Notes in a form approved by the Purchaser (the “Final Term Sheet”).  The Company will have filed any such Final Term Sheet and any other material required to be filed by the Company with the Commission pursuant to Rule 433 within the applicable time required by such Rule and will also have filed with the Commission the relevant Prospectus Supplement required to be filed pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b).

If any condition specified in this Section 5 applicable to any Terms Agreement shall not have been fulfilled, such Terms Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the time such Purchaser accepts delivery of the Notes that are the subject of such Terms Agreement, and such termination shall be without liability of any party to any other party, except that the indemnity and contribution provisions set forth in Section 7 and Section 8 hereof and the provisions of Section 10 and Section 14 hereof shall remain in effect.

Section 6.            Additional Covenants of Company.  The Company covenants and agrees that:

(a)            Each acceptance by it of an offer to purchase Notes, and each sale of Notes to a Purchaser pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents or such Purchaser pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchaser or the relevant Agent (or their respective representatives), as the case may be, of the Notes relating to such acceptance or sale, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time together with the applicable Disclosure Package).

(b)            Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), or the Company sells Notes to a Purchaser pursuant to a Terms Agreement (if so indicated in such Terms Agreement), or the Company files with, or mails for filing to, the Commission any document incorporated by reference in the Prospectus, the Company shall, absent the submission of a certificate as described below, be deemed to have represented to the Agents or such Purchaser, as the case may be, as of the date of such amendment or supplement or filing, as the case may be, to the effect that the statements contained in the certificate referred to in Section (e) hereof that was last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such representation, the Company may submit to the Agents or such Purchaser, as the case may be, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate, together with the applicable Disclosure Package.

(c)            Each time that:

(i)              the Company files with, or mails for filing to, the Commission its Annual Report on Form 20-F;

(ii)             the Registration Statement or the Prospectus is amended or supplemented to reflect a material development affecting the business, operations or financial condition of the Company or a material change in the terms of the Notes;

(iii)            any Agent reasonably determines that a material development affecting the business, operations or financial condition of the Company has occurred; or

(iv)           the Company sells Notes to a Purchaser pursuant to a Terms Agreement (if so indicated in such Terms Agreement);

the Company shall (in the case of (iv) above) or shall if requested by any Agent (in the case of (i), (ii) or (iii) above) forthwith furnish or cause to be furnished to such Purchaser or the Agents, as the case may be, the written opinions and letters of Swedish counsel to the Company and counsel to the Agents, dated the date of delivery thereof, in form satisfactory to such Purchaser or the Agents, as the case may be, of the same tenor as the opinions referred to in Section 5(d)(1) and Section 5(d)(2) hereof but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery thereof or, in lieu of such opinions, each counsel last furnishing such an opinion or letter to the Agents shall furnish such Purchaser or the Agents, as the case may be, with a letter to the effect that such Purchaser or the Agents, as the case may be, may rely on such last opinion or letter to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)            Each time that:

(i)              the Company files with, or mails for filing to, the Commission its Annual Report on Form 20-F;

(ii)             the Registration Statement or the Prospectus is amended or supplemented to reflect a material development affecting the business, operations or financial condition of the Company or a material change in the terms of the Notes; or

(iii)            any Agent reasonably determines that a material development affecting the business, operations or financial condition of the Company has occurred; or

(iv)           the Company sells Notes to a Purchaser pursuant to a Terms Agreement (if so indicated in such Terms Agreement);

the Company shall (in the case of (iv) above) or shall if requested by any Agent (in the case of (i), (ii) or (iii) above) forthwith furnish or cause to be furnished to such Purchaser or the Agents, as the case may be, a letter of the independent public accountants for the Company dated the date of filing of such Annual Report (in the case of (i) above), amendment or supplement (in the case of (ii) above), the date of such request (in the case of (iii) above), or the date of such sale (in the case of (iv) above), in form satisfactory to the Agent or such Purchaser, as the case may be, and counsel to the Agents, of the same tenor as the letter referred to in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for an interim reporting period, the independent public accountants for the Company may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents or such Purchaser, as the case may be, or counsel to the Agents, such letter should cover such other information.

Section 7.            Indemnification.

(a)            Indemnification by Company of Agents, Purchasers and their Affiliated Control Persons.  The Company agrees to indemnify and hold harmless each Agent, any Purchaser and each person, if any, who controls each Agent and any Purchaser within the meaning of the Securities Act or the Exchange Act against any losses, liabilities, claims, damages and expenses, joint or several, and any action in respect thereof, to which such party may become subject, under the Securities Act, the Exchange Act or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any applicable Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party, as such expense is incurred, in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder; provided, however, that the Company will not be liable in any such case to the extent that such loss, liability, claim, damage or expense or action arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Prospectus or any applicable Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent or Purchaser expressly for use in the Registration Statement, such Prospectus or such Issuer Free Writing Prospectus.

(b)            Indemnification by Agents and Purchasers of Company, its Directors, Officers and Control Persons.  Each of the Agents, severally and not jointly, and any Purchaser agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any and all loss, liability, claim, damage and expense to the same extent (including, without limitation, the reimbursement of expenses) as the indemnity contained in Section 7(a) above, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Prospectus or any applicable Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent or Purchaser expressly for use in the Registration Statement, such Prospectus or such Issuer Free Writing Prospectus.  The Company acknowledges that (i) the names of the Agents set forth on the cover page and on page S-3 of the prospectus supplement initially included in the Registration Statement, (ii) the information in the sub-paragraph entitled “Stabilization” set forth on page S-6 of such prospectus supplement and (iii) the information under the heading “Plan of Distribution” in such prospectus supplement constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the documents referred to in the foregoing indemnity, and each of you confirms that such statements are correct.

(c)            Notice by Indemnified Party to Indemnifying Party.  Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection (except to the extent the indemnifying party was materially prejudiced by such omission) or otherwise.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 8.            Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable to, or insufficient to hold harmless, the Company or an Agent or Purchaser other than in accordance with its terms, the Company and such Agent or Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents with respect to such Notes purchased under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute in the aggregate any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to or placed by it with investors were offered to investors exceeds the aggregate amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Agents’ obligations in this Section 8 to contribute are several in proportion to their respective purchase obligations and not joint.

Section 9.            Status of Agents.  In soliciting offers to purchase the Notes from the Company, each of you is acting solely as agent for the Company and not as principal.  Each Agent will use its best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason.

Section 10.          Representations, Warranties and Agreements to Survive Delivery.  All representations and warranties contained in this Agreement or any Terms Agreement, or contained in certificates of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or Purchaser or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

Section 11.          Termination.

(a)            Termination Upon Notice of this Agreement.  This Agreement may be terminated for any reason, at any time, by the Company as to any of you or by any of you insofar as this Agreement relates to you as Agent, upon the giving of one business day’s written notice of such termination to each other party hereto.

(b)            Termination of Terms Agreement.  Any Purchaser may terminate any Terms Agreement, immediately upon notice to the Company, if at any time since the date of such Terms Agreement and prior to the delivery of and payment for the Notes on the Settlement Date relating thereto:

(i)              there has been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; or

(ii)             there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes; or

(iii)            there has occurred:  a suspension or material limitation of trading in any securities of the Company by the Commission or any securities exchange; a suspension or material limitation of trading generally on The New York Stock Exchange, The NASDAQ Stock Market or the over-the-counter market for debt securities in the United States; the declaration of a general moratorium on commercial banking activities by Federal or New York State authorities or by the relevant authorities of any country issuing any foreign or composite currency in which the Notes covered by such Terms Agreement are denominated or payable; or a material disruption in commercial banking or securities settlement or clearance services in the United States or such other relevant jurisdiction; or

(iv)            there has been any downgrading (or any notice has been given of any intended or potential downgrading or of any review with possible negative implications) in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; or

(v)            there has been any change or development involving a prospective change in United States or Swedish taxation directly affecting the applicable Notes or the imposition of exchange controls directly affecting the applicable Notes; or

(vi)            there shall have come to the Purchaser’s attention any fact that causes the Purchaser to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

(c)             Liability Upon Termination.  In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that

(1)	each Agent shall be entitled to any commissions earned in accordance with the fourth paragraph of Section 2(a) hereof;

(2)	if at the time of termination:

(i)	any Purchaser shall own any of the Notes with the intention of reselling them or

(ii)	an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the Purchaser or his agent of the Note(s) relating thereto has not occurred, then, the covenants set forth in Section 3 and Section 6 hereof shall remain in effect until such Note(s) are so resold or delivered, as the case may be; and

(3)	the covenant set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 and Section 8 hereof, and the provisions of Section 10 and Section 14 hereof shall remain in effect.

Section 12.          Default by Agent Purchasing Notes as Principal.  With respect to a syndicated issue, if one or more of the Purchasers purchasing Notes as principal hereunder pursuant to a Terms Agreement shall fail to purchase the Notes which it or they agreed to purchase (the “Defaulted Securities”), then the lead non-defaulting Purchaser shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Purchasers, or any other persons, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements are not completed within such 24-hour period, then:

(i)              if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes agreed to be purchased in such transaction by all Purchasers, then the non-defaulting Purchaser or Purchasers shall be obligated to purchase the entire aggregate principal amount of the Defaulted Securities in the proportion(s) that it or their respective underwriting obligations under the applicable agreement to purchase such Notes as principal bear to the underwriting obligations of all non-defaulting Purchasers under the applicable Terms Agreement; or

(ii)             if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes agreed to be purchased in such transaction by all Purchasers, then the non-defaulting Purchaser or Purchasers shall not be under any obligation to purchase any of such Notes agreed by the Purchasers to be purchased as principal in such transaction and the applicable Terms Agreement as principal shall terminate without liability on the part of any non-defaulting Purchaser or Purchasers.

Nothing herein shall relieve a defaulting Purchaser of its liability, if any, to the Company and any non-defaulting Purchaser for its default hereunder.

In the event of a default by any Purchaser as set forth in this Section 12 which does not result in the termination of the applicable Terms Agreement, the Settlement Date with respect to such purchase of Notes as principal shall be postponed for such period, not exceeding seven days, as the lead non-defaulting Purchaser shall determine in order to effect any necessary changes in the Prospectus or in any other documents or arrangements.

Section 13.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents and to the Company shall be directed as follows:

Notices to Barclays Capital Inc. shall be directed to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
United States of America
Attention:  Syndicate Registration
(fax: (646) 834-8133)

Notices to BNP Paribas shall be directed to:

BNP Paribas
16, boulevard des Italiens
75009 Paris
France
Attention: MTN Desk
(email: emtn.programmes@bnpparibas.com)

Notices to BofA Securities, Inc. shall be directed to:

BofA Securities, Inc.
114 W 47th St., NY8-114-07-01
New York, New York 10036
USA
Attention: High Grade Transaction Management/Legal
Email: dg.hg_ua_notices@bofa.com

Notices to Citigroup Global Markets Europe AG shall be directed to:

Citigroup Global Markets Europe AG
Reuterweg 16

60323 Frankfurt am Main

Germany
Attention: MTN Desk
(telephone: +33-1-7075-5014)
(email: mtndesk@citi.com)

Notices to Citigroup Global Markets Limited shall be directed to:

Citigroup Global Markets Limited
Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom
Attention: MTN Desk
(telephone: +44-20-7986-1984)
(email: mtndesk@citi.com)

Notices to Crédit Agricole Corporate and Investment Bank shall be directed to:

Crédit Agricole Corporate and Investment Bank
12, Place des Etats-Unis
CS70052
92547 MONTROUGE CEDEX France
(email: DCM-legal@ca-cib.com)

Notices to Deutsche Bank Aktiengesellschaft shall be directed to:

Deutsche Bank Atktiengesellschaft
Mainzer Landstraße 11-17
60329 Frankfurt am Main
Germany
Attention: DCM Origination (SSA)
(telephone: +49(69)910-39270)
(fax: +49(69)910-41345)

Notices to Goldman Sachs & Co. LLC shall be directed to:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
United States of America
Attention: Registration Department
(fax: (212) 902-9316)

Notices to J.P. Morgan SE shall be directed to:

J.P. Morgan SE
Taunustor 1 (TaunusTurm)
60310 Frankfurt am Main
Germany
Attention:  Euro Medium Term Note Desk
(email: DCM_programmes@jpmorgan.com)

Notices to Morgan Stanley & Co. International plc shall be directed to:

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA

United Kingdom

(telephone: +442076774799)

(fax: +442070564984)
(email: tmglondon@morganstanley.com)
Attention: Head of Transaction Management Group, Global Capital Markets

Notices to Wells Fargo Securities, LLC shall be directed to:

Wells Fargo Securities, LLC
555 South Tryon Street, 6th Floor
Charlotte, NC 28202
United States of America
Attention:  Legal Department
(fax: (212) 214-8918)

Notices to the Company shall be directed to:

Aktiebolaget Svensk Exportkredit (publ)
Fleminggatan 20
P.O. Box 194
SE-112 26 Stockholm, Sweden
Attention: Treasury Support
(email: SEKFunding@sek.se)

Section 14.          Parties.  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon each Agent and Purchaser and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors, and the controlling persons and officers and directors referred to in Section 7 and Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained.  This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

Section 15.          Recognition of the U.S. Special Resolution Regimes. In the event that any Agent or Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or Purchaser of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any such interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

In the event that any Agent or Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) with respect to this Agreement that may be exercised against such Agent or Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“C.F.R.” means the Code of Federal Regulations of the United States of America.

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S.C.” means the Code of Laws of the United States of America.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16.          Bail-in Powers.

Notwithstanding and to the exclusion of any other term of this Agreement, any Terms Agreement or any other agreements, arrangements, or understanding between the Agents or any Purchaser and the Company, the Company acknowledges, accepts that an EU BRRD Liability arising under this Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant Resolution Authority and agrees to be bound by:

(a)             the effect of the exercise of EU Bail-in Powers by the Relevant Resolution Authority in relation to any EU BRRD Liability of any of the Agents to the Company under this Agreement or any Terms Agreement, which (without limitation) may include and result in any of the following, or some combination thereof:

(i)              the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon;

(ii)             the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of any of the Agents or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii)            the cancellation of the EU BRRD Liability;

(iv)            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)            the variation of the terms of this Agreement or any Terms Agreement relating to such EU BRRD Liability, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant Resolution Authority.

As used in this paragraph, “EU Bail-in Legislation” means in relation to the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “EU Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “EU BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the Agents.

Notwithstanding and to the exclusion of any other term of this Agreement, any Terms Agreement or any other agreements, arrangements, or understanding between the Agents or any Purchaser and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any of the Agents to the Company under this Agreement or any Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)              the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)             the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of any of the Agents or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii)            the cancellation of the UK Bail-in Liability;

(iv)            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)            the variation of the terms of this Agreement or any Terms Agreement relating to such EU BRRD Liability, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 17.          Governing Law; Jurisdiction.

(a)            Governing Law.  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the law of the State of New York for all purposes, except that matters relating to the authorization and execution by the Company of this Agreement and any Terms Agreement shall be governed by the law of Sweden.

(b)            Submission to Jurisdiction.  The Company (i) agrees that any legal suit, action or proceeding based on this Agreement or any Terms Agreement brought by any Agent or any Purchaser or any person controlling any Agent or any Purchaser may be instituted in any federal or state court in the County of New York, the State of New York, (ii) to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  The Company has designated and appointed Business Sweden as the Company’s authorized agent to accept and acknowledge on the Company’s behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process by hand upon:

Business Sweden
295 Madison Avenue, Floor 40
New York, NY 10017

(or such other address in the Borough of Manhattan, City of New York, as the Company may designate by written notice to each Agent) together with written notice of said service to the Company, delivered to:

Aktiebolaget Svensk Exportkredit (publ)
Fleminggatan 20
P.O. Box 194
SE-112 26 Stockholm, Sweden
Attention: General Counsel
Email: Legal@sek.se

shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company.  Said designation and appointment shall be irrevocable until the principal, premium and interest, in each case if any, in respect of the Notes and all other sums owing by the Company in accordance with the provisions of the Notes (and the Indenture) have been paid in full by the Company in accordance with the provisions thereof.  The Company agrees to take all action as may be necessary to continue the designation and appointment of Business Sweden in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in the State and County of New York.  Notwithstanding the foregoing, any legal suit, action or proceeding based on this Agreement or any Terms Agreement may be brought by any Agent or any Purchaser or any person controlling any Agent or any Purchaser in any competent court in Sweden.

(c)            Waiver of Immunity.  The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal suit, action or proceeding by any Agent relating in any way to this Agreement or by any Purchaser relating in any way to any Terms Agreement between the Company and such Purchaser which may be instituted in any federal or state court in the State of New York or in any other country or jurisdiction by any Agent or any such Purchaser or any person controlling any Agent or any such Purchaser, and the Company will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal suit, action or proceeding.

Section 18.          Headings.  The headings contained in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

Section 19.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Pages Follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

Very truly yours,

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) (Swedish Export Credit Corporation)

By:	/s/ Stefan Friberg
	Name:	Stefan Friberg
	Title:	CFO

By:	/s/ Anna Finnskog
	Name:	Anna Finnskog
	Title:	Head of Treasury

[Signature page to Agency Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Thomas Boone
	Name:	Thomas Boone
	Title:	Director

[Signature page to Agency Agreement]

BNP PARIBAS

By:	/s/ Vikas Katyal
	Name:	Vikas Katyal
	Title:	Authorised Signatory

By:	/s/ Luke Thorne
	Name:	Luke Thorne
	Title:	Authorised Signatory

[Signature page to Agency Agreement]

BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

[Signature page to Agency Agreement]

CITIGROUP GLOBAL MARKETS EUROPE AG

By:	/s/ Konstantinos Chryssanthopoulos
	Name:	Konstantinos Chryssanthopoulos
	Title:	Delegated Signatory

By:	/s/ William Robertson
	Name:	William Robertson
	Title:	Delegated Signatory

[Signature page to Agency Agreement]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Konstantinos Chryssanthopoulos
	Name:	Konstantinos Chryssanthopoulos
	Title:	Delegated Signatory

[Signature page to Agency Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Pierre Blandin
	Name:	Pierre Blandin
	Title:	Managing Director

By:	/s/ Eric Busnel
	Name:	Eric Busnel
	Title:	Managing Director

[Signature page to Agency Agreement]

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Katrin Wehle
	Name:	Katrin Wehle
	Title:	Managing Director

By:	/s/ Neal Ganatra
	Name:	Neal Ganatra
	Title:	Managing Director

[Signature page to Agency Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Managing Director

[Signature page to Agency Agreement]

J.P. MORGAN SE

By:	/s/ Amélie Darrort
	Name:	Amélie Darrort
	Title:	Executive Director

By:	/s/ Tina Nguyen
	Name:	Tina Nguyen
	Title:	Vice President

[Signature page to Agency Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Rachel Holdstock
	Name:	Rachel Holdstock
	Title:	Executive Director

[Signature page to Agency Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Barbara Garafalo
	Name:	Barbara Garafalo
	Title:	Director

[Signature page to Agency Agreement]

Exhibit A

[Form of Terms Agreement]

[Name and Address of Purchaser]

TERMS AGREEMENT

[Date]

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Fleminggatan 20
P.O. Box 194
SE-112 26 Stockholm
Sweden

Re:	Agency Agreement among Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (the “Company”) and the Agents for the Company’s Medium-Term Notes, dated as of November 2, 2023

Ladies and Gentlemen:

Pursuant to the above-referenced Agency Agreement (the “Agency Agreement”), the purchaser[s] named in Schedule I hereto  (the “Purchaser[s]”) propose[s] to purchase an aggregate of [[number of units][currency and amount]] [[principal] [face] amount] of the Company’s [insert designation of Notes]  (the “Purchased Notes”) at a purchase price of [insert currency and amount].  [By notice given by the Purchaser to the Company from time to time until not later than 10:00 a.m., New York time on [insert date], the aggregate [principal] [face] amount of Purchased Notes that the Purchaser agrees to purchase from the Company, and which the Company agrees to sell to the Purchaser, may be increased and shall be purchased at an aggregate purchase price equal to 100% of such increased aggregate principal amount of Purchased Notes, and it is agreed that such increased aggregate principal amount will be reflected in the Pricing Supplement No. [insert number] referred to below or an amendment thereto.]  The Purchased Notes are described in the Pricing Supplement No. [insert number], dated [insert date] (the “Pricing Supplement”), to the Prospectus dated [insert date] and the Prospectus Supplement dated [insert date] relating to the Notes (collectively, the “Prospectus”).  Capitalized terms used and not defined herein shall have the meanings specified in the Prospectus and the Agency Agreement.

[The Company confirms that, solely for purposes of the issue of the Purchased Notes, the purchaser[s] named in Schedule I, as Purchaser[s], shall become [parties][a party] to the Agency Agreement[, each] vested with all the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Agency Agreement.]

[[Each of the][The] Purchaser[s] hereby confirms that it is in receipt of the Agency Agreement, the Registration Statement, the Prospectus and the Indenture, each as referred to in the Agency Agreement, and has found them to be to its satisfaction.]

[For purposes of the Agency Agreement, [insert name of the Agent(s)] notice details are as follows:

[Name of Agent]
[Address]
Attention: [  ]
(Tel:               )
[(email:               )]
[(Fax:                )]

Subject to the terms and conditions set forth herein or incorporated by reference herein, [each of] the Purchaser[s] has [severally and not jointly] agreed to purchase and the Company has agreed to sell to [each of] the Purchaser[s], at a purchase price equal to [●]% of the principal amount of the Purchased Notes plus accrued interest, if any, from [insert date], the principal amount of Purchased Notes set forth opposite [each][the] Purchaser’s name on Schedule I hereto. [Such purchase price is a net purchase price representing the issue price less underwriting commissions (discount) equal to [●]% of the principal amount of the Purchased Notes.]

Delivery of and payment for the Purchased Notes shall be made on [insert date] at [5:00 p.m.], New York City time, which date and time may be postponed by agreement [among][between] the Purchaser[s] and the Company (such date and time of delivery and payment for the Purchased Notes being herein called the “Settlement Date”).  Delivery of the Purchased Notes shall be made to the Purchaser[s] against payment by or on behalf of the Purchaser[s] to the Company of the purchase price thereof in the manner described in the Procedures relating to [Certificated Notes] [Book-Entry Notes] or in such other manner as the parties hereto shall agree.  [A single certificate] [[specify number] certificates] [A single Global Security] [representing the Purchased Notes shall be issued.] [The Notes shall be represented by the Company’s master global security and registered [in such name as the Purchaser[s] shall request] [in the name of The Depository Trust Company or its nominee].

Notwithstanding anything to the contrary in the Agency Agreement, the Purchaser[s] shall pay, with respect to the issuance and sale of the Purchased Notes, (i) the fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, United States counsel to the Purchaser[s], and Wistrand Advokatbyrå Stockholm KB, Swedish counsel to the Company; (ii) the fees and disbursements of the Company’s independent public accountants in connection with their preparation and delivery of the auditor’s comfort letter; (iii) the expenses, if any, incurred in printing and distributing the Prospectus, the pricing term sheet prepared by the Company in connection with the offering of the Purchased Notes and dated the date hereof (the “Pricing Term Sheet”) and any applicable Issuer Free Writing Prospectus; (iv) the cost of any filings with the Commission (including the costs of preparation of the Pricing Term Sheet, Pricing Supplement and any applicable Issuer Free Writing Prospectus in the relevant electronic format for such filing); (v) the application fees and other expenses related to obtaining and maintaining the listing of the Purchased Notes on the regulated market of Euronext Dublin; and (vi) all out-of-pocket expenses of the Purchaser[s] in connection with the preparation and management of the issue of the Purchased Notes.

For the avoidance of doubt, the Company shall bear all other costs and expenses in connection with the issue of the Purchased Notes, including but not limited to:

(a)            its own internal legal and accounting fees and expenses;

(b)           the fees and expenses of the Trustee; and

(c)            all costs and expenses incurred during the life of the Purchased Notes including, inter alia, any expenses in relation to publications.

It is agreed among the Company and the Purchaser[s] that the Pricing Term Sheet shall be treated as a Permitted Free Writing Prospectus and shall be deemed to be an Issuer Free Writing Prospectus in accordance with Section 2(j) of the Agency Agreement.

“Initial Sale Time,” as used in the first paragraph of Section 1 of the Agency Agreement, shall mean, with respect to the Purchased Notes, [●] [a.m.][p.m.], London time, on [insert date].

[Insert any other special terms relating to payment by the Purchaser or the Company of expenses or other amounts relating to the sale of the Purchased Notes]

Without limiting the generality of Section 5 of the Agency Agreement, on or prior to the Settlement Date, as a condition to the purchase of the Purchased Notes by the Purchaser[s], the Company shall furnish or cause to be furnished to the Purchaser[s]: [(a)] [the opinions of counsel referred to in Section 5(d)(ii)(1) and (2) of the Agency Agreement;] [(b)] [the auditors’ comfort letter referred to in Section 5(f) of the Agency Agreement;] and [(c)] the certificate of an officer of the Company referred to in Section 5(e) of the Agency Agreement.

The Purchasers hereby agree that the execution of this Terms Agreement by or on behalf of [the][all] Purchaser[s] party hereto will constitute acceptance by [the][each] Purchaser of the ICMA Agreement Among Managers Version 1, New York law Schedule (the “AAM”). The Purchaser[s] further agree[s] [between themselves] that [the][each] Purchaser’s Commitment (as defined in the AAM) shall be as set out in Schedule I hereto.

[Each][The] Purchaser hereby makes the representations, warranties and agreements concerning offer and sales of the Purchased Notes in [the European Economic Area] [and] [the United Kingdom] set forth under the heading “Plan of Distribution” in the Pricing Supplement.

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “EEA Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EEA Product Governance Rules: [(a)] [each of] the Company [and [insert name(s) of European-domiciled Agent(s)] ([each an][the] “EEA Manufacturer”[ and together the “EEA Manufacturers”]) acknowledges that it understands the responsibilities conferred upon it under the EEA Product Governance Rules related to each of the product approval process, the target market and the proposed distribution channels as applying to the Purchased Notes and the related information set out in the Pricing Term Sheet and Pricing Supplement in connection with the Purchased Notes[; and (b) [each of] [insert name(s) of non-European-domiciled Agent(s)] notes the application of the EEA Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Purchased Notes by the EEA Manufacturer[s] and the related information set out in the Pricing Term Sheet and Pricing Supplement in connection with the Purchased Notes.]]

[Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules: [(a)] [each of] [insert name(s) of UK-domiciled Agent(s)] ([each a][the] “UK Manufacturer”[ and together the “UK Manufacturer”]) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules related to each of the product approval process, the target market and the proposed distribution channels as applying to the Purchased Notes and the related information set out in the Pricing Term Sheet and Pricing Supplement in connection with the Purchased Notes; and (b) [each of] the Company and [insert name(s) of non-UK-domiciled Agent(s)] notes the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Purchased Notes by the UK Manufacturer[s] and the related information set out in the Pricing Term Sheet and Pricing Supplement in connection with the Purchased Notes.]

For purposes of the issuance of the Purchased Notes, the representation, warranty and undertaking relating to the use of proceeds in Section 1(p) of the Agency Agreement is only given to the Purchaser[s] to the extent they do not result in a breach and/or violation of or a conflict with the Council Regulation (EC) No. 2271/96 (also known as the “Blocking Regulation”) and any similar law or instrument applicable in the European Union or Council Regulation (EC) No. 2271/96 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018. [Without prejudice to the rights of any other Purchaser, each of][Each of] [insert name(s) of Germain-domiciled Agent(s)] agrees and confirms that, in relation to the Notes, it is not entitled to the benefit of the representation, warranty and undertaking contained in Section 1(p) of the Agency Agreement to the extent that it would result in violation of, or conflict with, Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any other similar applicable anti-boycott laws or regulations in the EU or the UK.]

[Insert any other conditions to settlement]

In connection with the Notes, [the Purchaser will also serve as/[Name], an affiliate of the Purchaser hereby agrees to serve as/[Name] a party unaffiliated with either the Company or the Purchaser hereby agrees to serve as] the calculation agent ([in such role,] the “Calculation Agent”).  For these purposes, the Company and the Calculation Agent hereby agree that the “Base Calculation Agency Provisions” contained in Exhibit E of the Agency Agreement (the “Base Provisions”) are herein expressly incorporated by reference (except to the extent otherwise expressly set forth herein).  The Calculation Agent has obtained a copy of such Base Provisions and agrees to abide by them in its role as such.]

With respect to the Notes, the Calculation Agent will be responsible for calculating the quanta of following measures, each identified and described in the Pricing Supplement.  Such calculations shall be made in accordance with, at the times, and in the manner described in the Pricing Supplement and the Base Provisions:

(a) [Insert capitalized defined term from Pricing Supplement]

(b) [Insert capitalized defined term from Pricing Supplement]

(c) [Insert capitalized defined term from Pricing Supplement]]

In the event that [any][the] Purchaser is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Purchaser of this Terms Agreement or the Agency Agreement (and any interest and obligation in or under, and any property securing, this Terms Agreement or the Agency Agreement) will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Terms Agreement or the Agency Agreement (and any such interest and obligation, in or under, and any property securing, this Terms Agreement or the Agency Agreement) were governed by the laws of the United States or a state of the United States.

In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) with respect to this Terms Agreement or the Agency Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Terms Agreement or the Agency Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[For all purposes hereunder, including under Section 10 of the Base Provisions, the Calculation Agent’s notice provisions are as follows:

[Name of Trustee]
[Address]
Attention: [  ]
(Tel:               )
[(email:               )]
[(Fax:                )]

[Notwithstanding and to the exclusion of any other term of this Terms Agreement or any other agreements, arrangements, or understanding of the parties, each party acknowledges and accepts that an EU BRRD Liability arising under this Terms Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of EU Bail-in Powers by the Relevant Resolution Authority in relation to any EU BRRD Liability of a party under this Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of the relevant party or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(iii)	the cancellation of the EU BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)            the variation of the terms of this Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant Resolution Authority.

“EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“EU Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any EU Bail-in Powers in relation to the relevant party.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.]

[Notwithstanding and to the exclusion of any other term of this Terms Agreement or any other agreements, arrangements, or understanding of the parties, each party acknowledges and accepts that a UK Bail-in Liability arising under this Terms Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a party under this Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant party or another person, and the issue to or conferral on the other party or parties of such shares, securities or obligations;

(iii)	the cancellation of the UK Bail-in Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)            the variation of the terms of this Terms Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.]

[Remainder of this page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Terms Agreement shall represent a binding agreement [among][between] the Purchaser[s] and the Company.

[Insert NAME OF PURCHASER]][as Purchaser][as Purchaser and Calculation Agent]

By:
Name:
Title:

Accepted as of the date
first written above:

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) (Swedish Export Credit Corporation)

By
Name:
Title:

By
Name:
Title:

Schedule I

Purchaser[s]	Principal Amount of Purchased Notes
[insert name of the Agent]	US$	[●]

Total	US$	[●]

Exhibit B

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)

Medium Term Notes

ADMINISTRATIVE PROCEDURES

November 2, 2023

The administrative procedures and specific terms of the offering of Medium Term Notes (the “Notes”), on a continuous basis by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (the “Company”) pursuant to the Agency Agreement, dated the date hereof (the “Agency Agreement”), between the Company and Barclays Capital Inc., BNP Paribas, BofA Securities, Inc., Citigroup Global Markets Europe AG, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC, J.P. Morgan SE, Morgan Stanley & Co. International plc and Wells Fargo Securities, LLC (the “Agents”), are explained below.  In the Agency Agreement, the Agents have agreed to solicit purchases of the Notes.  Each Agent, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a Terms Agreement entered into between the Company and such Agent, as contemplated by the Agency Agreement.

Each Note will be issued under an indenture dated as of August 15, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008, a fourth supplemental indenture dated as of March 8, 2010, a fifth supplemental indenture dated as of November 3, 2020 and a sixth supplemental indenture dated as of November 2, 2023 (the 1991 Indenture, as supplemented by the first, second, third, fourth, fifth and sixth supplemental indentures and as amended, supplemented or otherwise modified from time to time, the “Indenture”).  The Notes will bear interest, if any, at either fixed rates (“Fixed Rate Notes”) or variable rates (“Floating Rate Notes”).  The Company may from time to time offer Notes (“Indexed Notes”) the principal amount payable at the maturity of which and/or the interest on which will be determined by reference to designated currency, commodity or other prices or the level of one or more designated stock indexes or otherwise by application of a formula.  Each Note will be represented either by a Global Security (as defined below), which may be the Company’s Master global note, delivered to the Trustee, as agent for The Depository Trust Company (“DTC”) (or any other depositary specified in the relevant pricing supplement), and recorded in the book-entry system maintained by DTC (or such other depositary) (a “Book-Entry Note”) or by a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”).  An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

The Treasury Department of the Company will perform the accounting, document control and administrative record-keeping functions of the Company described herein.  Unless otherwise specified in the applicable pricing supplement, the Trustee will act as Paying Agent for the payment of any interest on the Notes and will perform the other duties specified herein.  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes denominated in U.S. dollars will be issued in accordance with the administrative procedures set forth in Part II hereof.  Certain procedures with respect to proposals that the Company issue “structured” or “hybrid” Notes are set forth in Part III hereof.  Administrative procedures with respect to any Notes denominated in any currency (including composite currencies) other than U.S. dollars will be agreed upon by the parties at the time such Notes are sold.  Unless otherwise defined herein, terms defined in the Prospectus or the Indenture shall be used herein as therein defined.  To the extent the procedures set forth below conflict with the provisions of the Notes (including the applicable Prospectus Supplement or Pricing Supplement), the Indenture, DTC’s (or such other depositary’s as may be applicable) operating procedures or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC’s (or such other depositary’s) operating procedures and the Agency Agreement shall control.

Until such time as the Company shall specify otherwise by written notice to the Agents and the Trustee, payments in U.S. dollars to the Company hereunder may be made to Citibank, N.A., New York, ABA 021000089 (CITIUS33) for the account of Aktiebolaget Svensk Exportkredit (publ) (SEKXSESS), Account No. 369-85-307.

PART I:

ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the then-current Letter of Representations from the Company and the Trustee to DTC and the then-current Medium-Term Note Certificate Agreement between the Trustee and DTC, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).  (Procedures may differ in the case of Book-Entry Notes deposited with a depositary other than DTC.)

Issuance:

On or prior to the date hereof, the Company will issue or will have issued one or more master global securities in fully registered form without coupons (a “Master Global Note”).

On any date of settlement (as defined under “Settlement” below) for one or more Fixed Rate Book-Entry Notes, the Company will (i) issue one or more global securities in fully registered form without coupons (a “Global Security”), each representing Notes that have the same terms (e.g., Interest Rate, Maturity Date and redemption provisions) or (ii) have issued a Master Global Note and prepared a Pricing Supplement to the Prospectus Supplement and the Prospectus relating to the issuance of such Notes and setting forth the further provisions of such Notes.

Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will (i) issue one or more Global Securities, each representing Notes that have the same terms (e.g., Base Rate, Initial Interest Rate, Index Maturity (if any), Spread or Spread Multiplier (if any), Interest Reset Period, Interest Payment Dates, redemption provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Maturity Date) or (ii) have issued a Master Global Note and prepared a Pricing Supplement to the Prospectus Supplement and the Prospectus relating to the issuance of such Notes and setting forth the further provisions of such Notes.

Similarly, on any settlement date for one or more Indexed Book-Entry Notes, the Company will (i) issue one or more Global Securities, each representing Notes having the same terms (e.g., Interest Rate, if any, Index, redemption provisions, and Maturity Date) or (ii) have issued a Master Global Note and prepared a Pricing Supplement to the Prospectus Supplement and the Prospectus relating to the issuance of such Notes and setting forth the further provisions of such Notes.

Each Global Security and each Master Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Security (and each Note represented by a Master Global Note together with the Pricing Supplement setting forth the further terms thereof) will bear an Interest Accrual Date, which will be (i) with respect to an original Global Security or original Master Global Note (or any portion thereof), its Issue Date and (ii) with respect to any Global Security or Master Global Note (or portion thereof) issued subsequently upon exchange of a Global Security or Master Global Note or in lieu of a destroyed, lost or stolen Global Security or Master Global Note, the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for on the predecessor Global Security or Securities or Master Global Note (or, if no such payment or provision has been made, the Issue Date of the predecessor security), regardless of the date of authentication of such subsequently issued Global Security or Master Global Note.

Except in the case of a Master Global Note as specified in the next sentence, no Global Security will represent (i) Fixed Rate, Floating Rate and Indexed Book-Entry Notes or (ii) any combination of any two of the foregoing types of Notes or (iii) any Certificated Note. A Master Global Note may represent Fixed Rate, Floating Rate and Indexed Book-Entry Notes or any combination of any two of the foregoing types of Notes.

Identification Numbers:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of approximately 900 CUSIP numbers that relate to Book-Entry Notes. The Trustee, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Company shall designate an Agent to assign CUSIP numbers to Notes as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that such Agent has assigned to Notes. The Trustee will notify the Company when fewer than 100 of the reserved CUSIP numbers remain unassigned to Notes, and such Agent, if it deems necessary, will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:	Each Global Security or Master Global Note will be registered in the name of CEDE & CO., as nominee for DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:	Any Agent designated by the Company may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Book-Entry Notes that represent (A) Fixed Rate Book-Entry Notes having the same terms (e.g., Interest Rate, redemption provisions and Maturity Date) and for which interest has been paid to the same date, (B) Floating Rate Book-Entry Notes having the same terms (e.g., Base Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Maturity Date) and for which interest has been paid to the same date of (C) Indexed Book-Entry Notes having the same terms (e.g., Interest Rate, if any, Index, redemption provisions, and Maturity Date) and for which interest, if any, has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note and (iii) a new CUSIP number to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, such Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date (or in the case of Book-Entry Notes represented by a Master Global Note, the Trustee shall make an entry of the new CUSIP number into the records of the Issuer maintained by the Trustee) and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) in aggregate principal or face amount, one Global Security will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) of principal or face amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal or face amount of such Global Securities (see “Denominations” below).

Maturities:	The Maturity Date for each Book-Entry Note will be a date not less than nine months from the Issue Date for such Note.

Denominations:	Book-Entry Notes denominated in U.S. dollars will be issued in principal or face amounts of $1,000 or any integral multiple thereof. The authorized denominations of Book-Entry Notes denominated in any other currency or composite currency will be set forth in such Notes. Global Securities will be denominated in principal or face amounts not in excess of $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies). If one or more Book-Entry Notes having an aggregate principal or face amount in-excess of $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) principal or face amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal or face amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	Interest, if any, on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note and will be calculated and paid in the manner described in such Note and in the Prospectus as supplemented by the applicable Pricing Supplement. Unless otherwise provided in the applicable Indenture or the Book-Entry Notes, the first payment of interest, if any, on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest, if any, payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal, if any, of such Note is payable. Standard & Poor’s Corporation (“S&P”) will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by S&P.

Payments of any Principal and Interest:

Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Company will confirm with the Trustee the amount payable on each Global Security or such Interest Payment Date. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by S&P. The Company will pay to the Trustee, as Paying Agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount upon receipt to DTC, at the times and in the manner set forth below under “Manner of Payment”.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of any principal, interest or premium to be paid in respect of each Global Security maturing in the following month. The Trustee, the Company and DTC will confirm the amounts of such payments with respect to each such Global Security on or about the fifth (or, in the case of Indexed Notes, the second) Business Day preceding the Maturity of such Global Security. At such Maturity, the Company will pay such amounts to the Trustee, and the Trustee in turn will pay such amounts upon receipt to DTC at the times and in the manner set forth below under “Manner of Payment”. If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the amounts due at the Maturity of such Global Security, the Trustee will cancel such Global Security and dispose of such Global Security in accordance with the terms of the Indenture.

Manner of Payment. The total amount of any principal, interest or premium due in respect of any Global Security on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 1:00 P.M. (New York City time) on such date. The Company will make such payment in respect of such Global Security by wire transfer (in accordance with procedures and instructions previously agreed upon with the Trustee). Prior to 1:30 P.M. (New York City time) on such date or as soon as possible thereafter, to the extent received, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of any interest, principal or premium due in respect of such Global Security on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (either as issuer or as Paying Agent) nor the Trustee shall have any direct or indirect responsibility or liability for the payment by DTC to such Participants of any principal, premium or interest in respect of the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Preparation of Pricing Supplement: If any order to purchase a Note sold through an Agent is accepted by or on behalf of the Company, the Company will prepare or cause to be prepared a Pricing Supplement reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933 (the “1933 Act”) and will supply at least one copy thereof (and additional copies if requested) to such Agent and one copy to the Trustee.

Such Agent will cause such Pricing Supplement to be delivered to the purchaser of such Note at the time the Note is delivered to the purchaser. In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to the Prospectus prior to the use of the Prospectus in connection with the sale of such Note. Outdated Pricing Supplements, and the prospectuses to which they are attached (other than those retained for files), will be destroyed.

Procedures upon Company’s Exercise of Optional Redemption (if applicable):

Company Notice to Trustee regarding Exercise of Optional Redemption. At least 45 days (unless a shorter notice period shall be acceptable to the Trustee) prior to the date on which it intends to redeem a Book-Entry Note for which optional redemption has been provided, the Company will notify the Trustee in writing that it is exercising such option with respect to such Book-Entry Note on such date.

Trustee Notice to DTC regarding Company’s Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price. On or before any Redemption Date, the Company shall pay to the Trustee an amount sufficient to pay the Redemption Price, plus interest accrued to such Redemption Date, for all the Book-Entry Notes or portions thereof that are to be repaid on such Redemption Date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Acceptance and Rejection of Offers:	Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by such Agent in whole or in part in the exercise of its reasonable discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part. Offers to purchase Book-Entry Notes accepted orally by the Company shall not be binding on the Company until the terms relating to such Book-Entry Notes are approved by the Company as described below under “Settlement Procedures.”

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security (including, in the case of a Master Global Note, the entry in the records of the Company maintained by the Trustee of the further provisions of such Note set forth in the pricing supplement to the Prospectus Supplement and the Prospectus relating to the issuance of such Note) shall constitute “settlement” with respect to such Note. All offers accepted by the Company will be settled on the fifth Business Day following such date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser, after consultation with the Trustee, agree to settlement on a different date.

Settlement Procedures:

Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent shall be as follows:

A.   The Company shall prepare or cause to be prepared, a term sheet (a “Term Sheet”) containing at least the following information:

1.     Principal or face amount.

2.     Stated Maturity Date.

3.     In the case of a Fixed Rate Book-Entry Note, the Interest Rate, or in the case of a Floating Rate Book-Entry Note, the Base Rate, the Initial Interest Rate (if any and if known at such time), Index Maturity (if any), Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

4.     Interest Reset Period or Interest Period (in the case of a Floating Rate Book Entry Note) and Interest Payment Dates (if other than as specified in the Prospectus).

5.     Redemption provisions (if any).

6.     In the case of an Indexed Book-Entry Note, the Index and the method by which the principal amount thereof payable at Maturity and/or the Interest Rate thereon shall be determined.

7.     In the case of a Discount Book-Entry Note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity.

8.     Settlement date.

9.     Issue Price.

10.   Agent’s commission, determined as provided in Section 2 of the Agency Agreement.

B.    Each acceptance by the Company of an offer to purchase a Note shall constitute a representation and warranty by the Company to the Trustee that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture. The applicable Agent will assign a CUSIP number to the Global Security representing such Note.

C.    The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC (which shall route such information to S&P), such Agent and, upon request, the Company:

1.     The information described in Settlement Procedure “A”.

2.     Identification as a Fixed Rate Book-Entry Note, a Floating Rate Book-Entry Note or an Indexed Book-Entry Note.

3.     The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date (which term means the Regular Record Date, and in the case of Floating Rate Notes that reset daily or weekly the date that is not less than two calendar days immediately preceding the applicable Interest Payment Date) and amount of interest, if known, payable on such Interest Payment Date.

4.     Frequency of interest payments.

5.     CUSIP number of the Global Security representing such Note.

6.     Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

D.    Unless such Note will be represented by the Master Global Note, the Trustee will complete the Global Security representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

E.    The Trustee will authenticate the Global Security representing such Note (or, in the case of a Note that will be represented by the Master Global Note, will make an entry in the records of the Company maintained by the Trustee of the further provisions of such Note set forth in the pricing supplement to the Prospectus Supplement and the Prospectus relating to the issuance of such Note).

F.    DTC will credit such Note to the Trustee’s participant account at DTC.

G.    The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

H.    Such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

I.     The Trustee will wire transfer (in accordance with procedures and instructions previously agreed upon with the Company) to an account of the Company funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “G”.

J.     Transfers of funds in accordance with the deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.    Periodically, in accordance with its procedures, the Trustee will send to the Company a statement setting forth the principal amount of Notes Outstanding as of the date of such statement under the Indenture.

L.    Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For offers of Book-Entry Notes solicited by an Agent and accepted by the Company for settlement on the fifth Business Day after acceptance, Settlement Procedures “A” through “I” set forth above shall be completed as soon as practicable but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	5:00 P.M. on acceptance date
B	11:00 A.M. on first Business Day following acceptance date
C	2:00 P.M. on first Business Day following acceptance date
D	3:00 P.M. on day before settlement date
E	9:00 A.M on settlement date
F	10:00 A.M. on settlement date
G-H	2:00 P.M. on settlement date
I-J, L	5:00 P.M. on settlement date

If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11 A.M. and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedures “I” and “J” are subject to extension in accordance with any extension of Fedwire closing deadlines and the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If any Agent or the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal or face amount of the Global Security representing such Note that is at least equal to the principal or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “CANCELED”, make appropriate entries in the Trustee’s records and send such canceled Global Security to the Company (or, in the case of cancellation of a Note represented by a Master Global Note that is not itself the subject of the cancellation, send to the Company details of the cancellation of such Note). The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS delivery orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Rate Changes:	When the Company has determined to change the Interest Rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed Interest Rates. At such time as the Company has advised the Agents of the new Interest Rates, the Agents may resume solicitation of offers. Until such time only “indications of interest” may be recorded.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Agency Agreement, the Company may instruct each Agent to suspend solicitation of offers to purchase Book-Entry Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitation until such time as it has been advised by the Company that such solicitation may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement, all consistent with the Company’s obligations under the Agency Agreement. The Company will also deliver prompt written notice to the Trustee of any such decisions to amend or supplement the Registration Statement or the Prospectus. The Company will, consistent with its obligations under the Agency Agreement, promptly advise each Agent and the Trustee whether any accepted offers outstanding at the time such Agent suspended solicitation may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such offers may not be settled or that copies of the Prospectus and such Pricing Supplement may not be so delivered.

Delivery of Prospectus:	A copy of the Prospectus and the Pricing Supplement relating to each Book-Entry Note must be made available prior to confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by the Prospectus and a Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a Prospectus and a Pricing Supplement as herein described with respect to each Book-Entry Note sold by it.

Advertising:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation of offers to purchase Book-Entry Notes.

No Risk of Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to the Company, the Agents, DTC or any holder of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents, DTC or any holder of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.

PART II:

ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Trustee will serve as registrar and transfer agent in connection with any Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its date of original issuance (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:	Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges:	A Certificated Note may be presented for transfer or exchange at the corporate trust office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge to the holder of such Note. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:	The Maturity Date for each Certificated Note will be a date not less than nine months from the Issue Date for such Note.

Denominations:	Certificated Notes denominated in U.S. dollars will be issued in denominations of $1,000 or any integral multiple thereof. The authorized denominations of Certificated Notes denominated in any other currency or composite currency will be set forth in such Notes.

Interest:	Interest, if any, on each Certificated Note will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise provided in the Indenture or the Certificated Notes, the first payment of interest, if any, on any Certificated Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest, if any, payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal, if any, of such Note is payable.

Payments of any Principal and Interest:	The Trustee will pay the principal amount, if any, of each Certificated Note at Maturity upon presentment of such Note to the Trustee. Such payment, together with payment of interest, if any, due at Maturity, will be made in funds available for immediate use by the Trustee and, in turn, by the Holder of such Note. Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee and delivered to the Company with an appropriate debit advice. Unless other arrangements are made, and except as otherwise specified in the Prospectus, all interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest, if any, payable at Maturity will be paid to the Person to whom principal, if any, is payable. The Trustee will provide monthly to the Company certified lists of principal and interest, if any, to be paid on Certificated Notes maturing in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

If any Interest Payment Date for or the Maturity Date of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

Preparation of Pricing Supplement:

If any order to purchase a Note sold through an Agent is accepted by or on behalf of the Company, the Company will prepare or cause to be prepared a Pricing Supplement reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule 424(b) under the 1933 Act and will supply at least ten copies thereof (and additional copies if requested) to such Agent and one copy to the Trustee.

Such Agent will cause such Pricing Supplement to be delivered to the purchaser of such Note at the time the Note is delivered to the purchaser.  In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to the Prospectus prior to the use of the Prospectus in connection with the sale of such Note.  Outdated pricing supplements, and the prospectuses to which they are attached (other than those retained for files), will be destroyed.

Procedures upon Company’s Exercise of Optional Redemption (if applicable):

Company Notice to Trustee regarding Exercise of Optional Redemption.  At least 45 days (unless a shorter notice period shall be acceptable to the Trustee) prior to the date on which it intends to redeem a Note for which optional redemption has been provided, the Company will notify the Trustee in writing that it is exercising such option with respect to such Note on such date.

Trustee Notice to Holders regarding Company’s Exercise of Optional Redemption.  After receipt of notices exercising its option to redeem a Certificated Note, the Trustee will, at least 30 days before the Redemption Date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note, informing such Holder of the Company’s exercise of such option with respect to such Certificated Note.

Deposit of Redemption Price.  On or before any Redemption Date, the Company shall pay to the Trustee an amount of money sufficient to pay the Redemption Price, plus interest, if any, accrued to such Redemption Date, for all the Certificated Notes or portions thereof that are to be repaid on such Redemption Date.  The Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Acceptance and Rejection of Offers:	Unless otherwise instructed by the Company, each Agent will advise the Company by telephone of all offers to purchase Certificated Notes received by such Agent, other than those rejected by such Agent in whole or in part in the exercise of its reasonable discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Certificated Notes and may reject any such offer in whole or in part. Offers to purchase Certificated Notes accepted orally by the Company shall not be binding on the Company until the terms relating to such Certificated Notes are approved by the Company as described below under “Settlement Procedures”.

Settlement:	The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the selling Agent and such Agent’s delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute “settlement”. All offers accepted by the Company will be settled on the fifth Business Day following such date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser, after consultation with the Trustee, agree to settlement on a different date.
Settlement Procedures:

Settlement Procedures with regard to each Certificated Note sold by the Company through an Agent shall be as follows:

A.   Such Agent will deliver to the Company and counsel for the Agents, by SWIFT or email, a term sheet (a “Term Sheet”) containing at least the following information:

1.     Name in which such Note is to be registered (“Registered Owner”).

2.     Address of the Registered Owner and address for payment of any principal and interest.

3.     Taxpayer Identification number of the Registered Owner (if available).

4.     Principal or face amount.

5.     Maturity Date.

6.     In the case of a Fixed Rate Certificated Note, the Interest Rate, or in the case of a Floating Rate Certificated Note, the Base Rate, the Initial Interest Rate (if any and if known at such time), Index Maturity (if any), Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

7.     Interest Reset Period or Interest Period (in the case of a Floating Rate Certificated Note) and Interest Payment Dates (if other than as specified in the Prospectus).

8.     Redemption provisions (if any).

9.     In the case of an Indexed Certificated Note, the Index and the method by which the principal amount thereof payable at Maturity and/or the Interest Rate thereon shall be determined.

10.   In the case of a Discount Certificated Note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity.

11.   Settlement date.

12.   Issue Price.

13.   Agent’s commission, determined as provided in Section 2 of the Agency Agreement.

B.    The Company will approve the terms of such Note as set forth in such Term Sheet and will promptly so notify such Agent and counsel for the Agents by telephone or telecopier.  Each acceptance by the Company of an offer to purchase a Note shall constitute a representation and warranty by the Company to the Trustee that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note will conform with the terms of the Indenture.

C.    The Trustee will complete the certificate or certificates for such Note in a form that has been approved by the Company, the Agents and the Trustee.  In the event such Agent refuses to accept and pay for such Note because such Note was incorrectly prepared, the Trustee shall not be required to credit the Company’s account as provided below.

D.    The Trustee will authenticate such Note and deliver it (with the confirmation) to such Agent, and such Agent will acknowledge receipt of such Note in such manner as the Trustee shall reasonably require.

E.    Such Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in the amount of the Issue Price of such Note, less such Agent’s commission.

F.    Such Agent will deliver such Note (with confirmation) to the customer or its agent against payment in immediately available funds.  Such Agent will obtain an acknowledgement of receipt of such Note from the customer or its agent.

G.    The Trustee will send a copy of the certificate or certificates for such Note to the Company and counsel for the Agents by first-class mail.  Periodically, the Trustee will also send to the Company and counsel for the Agents a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	For offers of Certificated Notes solicited by an Agent and accepted by the Company, Settlement Procedures “A” through “G” set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	5:00 P.M. on acceptance date
B	11:00 A.M. on first Business Day following acceptance date
C-E	10:00 A.M. on settlement date
F-G	5:00 P.M. on settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, the selling Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. If funds have been advanced for the purchase of such Note, immediately upon receipt of such Note, the Company shall refund (or shall cause the Trustee to refund, in which case the Company will provide the Trustee with funds available for immediate use for such purpose) the payment previously made by such Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the first Business Day following the settlement date. If such failure shall have occurred for any reason other than the failure of such Agent to provide the correct terms of such Note to the Company or to provide a confirmation to the purchaser, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when such funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “CANCELED”, make appropriate entries in the Trustee’s records and send such Note to the Company.

Procedure for Rate Changes:	When the Company has determined to change the Interest Rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed Interest Rates. At such time as the Company has advised the Agents of the new Interest Rates, the Agents may resume solicitation of offers. Until such time only “indications of interest” may be recorded.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Agency Agreement, the Company may instruct each Agent to suspend solicitation of offers to purchase Certificated Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitation until such time as it has been advised by the Company that such solicitation may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement, all consistent with the Company’s obligations under the Agency Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Trustee whether any accepted offers outstanding at the time such Agent suspended solicitation may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such offers may not be settled or that copies of the Prospectus and such Pricing Supplement may not be so delivered.

Delivery of Prospectus:	A copy of the Prospectus and the Pricing Supplement relating to the Notes and a pricing supplement relating to a Certificated Note must accompany or precede any written offer of such Note, delivery of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by an Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by the Prospectus and a Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver the Prospectus and a Pricing Supplement as herein described with respect to each Note sold by it.

Advertising:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation of offers to purchase Certificated Notes.

No Risk of Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to the Company, the Agents, DTC or any holder of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents, DTC or any holder of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.

PART III

ADMINISTRATIVE PROCEDURES FOR INDEXED NOTES

The Company may from time to time issue Notes through an Agent (or to such Agent as Purchaser) the principal amount payable at the maturity of which and/or interest in respect of which will be determined by reference to designated currency (or composite currency), commodity or other prices or the level of one or more designated stock indexes or otherwise by application of a formula.  Such Notes may implicate certain commodities law (and other legal or regulatory) issues.  For example, it may be necessary to analyze whether certain of such Notes are exempt or excluded from regulation under Section 2(f) of the Commodity Exchange Act of 1922, as amended (the “CEA”), under the Commodity Futures Trading Commission’s Statutory Interpretation Concerning Certain Hybrid Instruments (55 Federal Register 13582, April 11, 1990) (the so-called “Statutory Interpretation”) or Part 34 under the CEA (the so-called “Hybrid Exemption”).

The Company and such Agent will cooperate so that the Company, the Agent and counsel for the Agents have sufficient opportunity to analyze such issues.  Such Agent will furnish, to the extent possible, such certificate or certificates with respect to the financial and marketing aspects of such Notes as the Company may reasonably require.

Exhibit C

Form of Opinion Letter of Wistrand Advokatbyrå Stockholm KB, Swedish Counsel to the Company

Ladies and Gentlemen,

Aktiebolaget Svensk Exportkredit (publ)

Medium-Term Notes, Series H

We have acted as Swedish counsel to Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (the “Company”) in connection with the preparation of the Registration Statement (as defined below) relating to the issuance and sale from time to time by the Company of its Medium-Term Notes, Series H (the “Notes”). The Notes are to be issued under an Indenture, dated as of 15 August 1991 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”) as supplemented by a first supplemental indenture dated 2 June 2004 (the “First Supplemental Indenture”); a second supplemental indenture dated 30 January 2006 (the “Second Supplemental Indenture”); a third supplemental indenture dated 23 October 2008 (the “Third Supplemental Indenture”); a fourth supplemental indenture dated 8 March 2010 (the “Fourth Supplemental Indenture”); a fifth supplemental indenture dated 3 November 2020 (the “Fifth Supplemental Indenture”), and a sixth supplemental indenture dated 2 November 2023 (the “Sixth Supplemental Indenture” and together with the First Supplemental Indenture; the Second Supplemental Indenture; the Third Supplemental Indenture; the Fourth Supplemental Indenture; the Fifth Supplemental Indenture, and the Original Indenture, the “Indenture”). This opinion letter is being delivered to you pursuant to Section 6(c) of the Agency Agreement (as defined below).

1	Examination

For the purpose of this letter we have examined the following documents:

(i)	the certificate of registration (Sw. registreringsbevis) for the Company, issued by the Swedish Companies Registration Office (Sw. Bolagsverket) dated 1 November 2023 setting out information in the Swedish Companies Register (Sw. bolagsregistret);

(ii)	the articles of association (Sw. bolagsordning) of the Company adopted on 28 April 2014 and approved by the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) as of 3 July 2014;

(iii)	a certified copy of an extract of the minutes of the meeting of the Board of Directors of the Company held on 29 May 1991;

(iv)	a copy of the minutes of the meeting of the Board of Directors of the Company held on 25 March 2004;

(v)	a copy of the minutes of the meeting of the Board of Directors of the Company held on 19 December 2005;

(vi)	a copy of the minutes of the meeting of the Board of Directors of the Company held on 26 November 2008;

(vii)	a certificate from Karl Johan Bernerfalk, Secretary to the Board of Directors of the Company, dated 2 November 2020 as to resolutions adopted by the Board of Directors of the Company on 22 October 2020;

(viii)	a certificate from Karl Johan Bernerfalk, Secretary to the Board of Directors of the Company, dated 1 November 2023, confirming that the Board of Directors of the Company on 18 October 2023 resolved to approve the Registration Statement (as defined below) and thereto related documents;

(ix)	a conformed copy of the Indenture (other than the Fifth Supplemental Indenture and the Sixth Supplemental Indenture);

(x)	signed copies of the Fifth Supplemental Indenture and the Sixth Supplemental Indenture;

(xi)	a signed copy of the Agency Agreement, dated 2 November 2023 among the Company and yourselves, as agents (the “Agency Agreement”) and the administrative procedures relating to the sale of the Notes (the “Administrative Procedures”);

(xii)	a signed copy of the Registration Statement on Form F-3 relating to the offering by the Company of securities (including the Notes) in an unlimited aggregate principal amount, as filed with the United States Securities and Exchange Commission (the “Commission”) on 2 November 2023 (the “Registration Statement”);

(xiii)	copies of the prospectus and the prospectus supplement, each dated 2 November 2023, including the Reference Documents (as defined below) (collectively, the “Prospectus”);

(xiv)	a copy of the Company’s Annual Report on Form 20-F for the fiscal year ended 31 December 2022, as filed with the Commission on 28 February 2023 (the “Form 20-F”), and

(xv)	a copy of the Company's quarterly report on Form 6-K for the nine month period ended 30 September 2023, as filed with the Commission on 18 October 2023 (the “Form 6-K”).

The documents specified above in items (ix) - (xi) are hereinafter collectively referred to as the “Transaction Documents”.

The documents specified above in items (xiv) – (xv) are collectively referred to as the “Reference Documents”.

We have furthermore, on the date hereof at 10.35 am CET, made a telephone enquiry with the District Court of Stockholm (Sw. Stockholms tingsrätt) and, at 10.32 am CET, made a search at the Swedish Companies Registration Office.

2	Reliance

With respect to various questions of fact, we have relied upon certificates of public officials and of representatives of the Company. For the purposes of this opinion letter we have, except as set out herein, made no examination of the files or records of any company or any governmental or regulatory agency or authority or any other entity or person nor have we examined any documents or instruments other than (i) those explicitly set out herein and (ii) those that we have deemed necessary in connection with the reasonable enquiry referred to in opinion paragraphs 5, 7 and 16 below.

In giving the foregoing opinions we have with your permission relied without independent investigation as to matters relating to the laws of the State of New York upon the opinion letter of Cleary Gottlieb Steen & Hamilton LLP, dated the date hereof, addressed to you and delivered pursuant to Section 6 (c) of the Agency Agreement. Consequently, except insofar as we have relied on the opinion letter of Cleary Gottlieb Steen & Hamilton LLP, we express no opinion whatsoever as to the laws of any jurisdiction other than the Kingdom of Sweden.

3	Assumptions

For the purposes of this opinion, we have, with your permission, assumed:

a)	that the Transaction Documents and the transactions contemplated thereby have been duly authorised and executed by or on behalf of, and is valid and binding on, and enforceable against, each of the parties thereto (other than the Company) and that the performance thereof is within the capacity and powers of each of them (other than the Company);

b)	that all parties to the Transaction Documents (other than the Company) have been duly incorporated and are validly existing under the laws of their relevant jurisdictions;

c)	the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as copies (including conformed copies), and that all documents submitted to us are true, authentic and complete; that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us, all changes to them have been marked or otherwise drawn to our attention;

d)	the accuracy and completeness of all factual representations made in the Transaction Documents and other documents reviewed by us and of any other information set out in public registers or that has otherwise been supplied or disclosed to us (and we have therefore not made any independent investigation thereof);

e)	that all documents, authorisations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

f)	that all agreements or documents which are governed by the laws of any jurisdiction other than the Kingdom of Sweden (or, in respect of documents or obligations governed in part by laws other than those of the Kingdom of Sweden and in part by the laws of the Kingdom of Sweden, such as the Indenture, the portions thereof that are governed by laws other than those of the Kingdom of Sweden) are under such laws (including the public policy of such jurisdictions) legal, valid, binding and enforceable according to the terms and conditions of the relevant agreements or documents and that there is no provision of the law of any jurisdiction, other than the Kingdom of Sweden, which would have any implication in relation to the opinions expressed below;

g)	that all necessary consents, authorisations and approvals whatsoever and howsoever described required in any relevant jurisdiction (other than the Kingdom of Sweden) for the due execution and performance of the Transaction Documents by each of the parties thereto have been, or will be, obtained; and that all necessary notices, filings, registrations and recordings required in any applicable jurisdiction (other than the Kingdom of Sweden) in respect of the Transaction Documents have been, or will be, given or effected in accordance with the laws and regulations of every such jurisdiction;

h)	that there has been no mutual or relevant unilateral mistake of fact and that there exists no fraud or duress;

i)	that any meetings of the Board of Directors of the Company have been duly convened and conducted with a proper quorum, and that any resolutions passed at any such meeting has in fact been passed by a sufficient majority of a sufficient quorum and no such decisions have been revoked or varied and instead remain in full force and effect;

j)	that the representations and answers to all enquiries as to factual matters of the directors, officers and agents of the Company and of public officials have been accurate and complete, and

k)	that no Note will be issued in respect of which the interest or redemption amount will be wholly or partly dependent upon (i) dividends paid by the Company to its shareholder or (ii) the Company’s profit.

4	Opinions

Based upon, and subject to the foregoing, and subject to the qualifications set out below, we are of the opinion that:

(1)	The Company is a public limited liability company (Sw. publikt aktiebolag) duly organised and validly existing under the laws of the Kingdom of Sweden with corporate power and authority to own its properties and conduct its business as described in the Prospectus (including the Reference Documents) and to issue Notes, enter into the Agency Agreement and perform its obligations thereunder; based on our enquiry with the District Court of Stockholm and our search at the Swedish Companies Registration Office, which enquiry and search are not conclusive, the Company is not in liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs); and to the best of our knowledge (without having made any specific enquiry save for reviewing the document referred to in item (i) under “Examination” above and the search at the Swedish Companies Registration Office) no steps have been taken or are being taken to wind up (Sw. försätta i likvidation) the Company.

(2)	The Indenture has been duly authorised and executed by the Company, and, assuming due authorisation and execution thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms under the laws of the Kingdom of Sweden.

(3)	Any Notes, when authorised by the board of directors of the Company, or pursuant to delegation instructions in force at the time of issue of such Notes, and executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Agency Agreement and by the Indenture, will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms under the laws of the Kingdom of Sweden and entitled to the benefits provided by the Indenture.

(4)	Subject in particular to qualification (vii), (a) the Notes (except for any Notes in respect of which another ranking is specified in the applicable pricing supplement) will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company for borrowed money.

(5)	To the best of our knowledge after reasonable enquiry, the issued shares of capital stock of the Company have been duly and validly authorised and issued and are fully paid and non-assessable, and the authorised and issued share capital of the Company is as set forth in the consolidated balance sheet included in the Form 6-K.

(6)	The Agency Agreement has been duly authorised and executed by the Company.

(7)	The execution and performance of the Agency Agreement and the Indenture, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not violate or conflict with the provisions of the articles of association of the Company, the Swedish Companies Act (Sw. aktiebolagslagen 2005:551) (the "Swedish Companies Act") or the Swedish Act on Banking and Financing Activities (Sw. bank- och finansieringsrörelselagen (2004:297)), or any other law or administrative regulation of the Kingdom of Sweden, or any decision or judgment by any Swedish court or tribunal applicable to the Company and known to us after reasonable enquiry with respect thereto, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company.

(8)	The execution and performance of the Agency Agreement and the Indenture, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not violate or conflict with or constitute a default under the provisions of any indenture, deed of trust, mortgage, or other agreement or instrument known to us and to which the Company is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company.

(9)	The following statements with respect to present Swedish law and regulations set forth in the Prospectus, the Prospectus Supplement or the Reference Documents are accurate in all material respects. However, we do not express any opinion on factual matters or financial, accounting or statistical information.

a)	Page 3 of the Prospectus, "Enforcement of Liabilities; Service of Process": the fourth sentence of the paragraph.

b)	Page 20 of the Prospectus, "Exchange Controls and Other Limitations Affecting Security Holders": the entire paragraph.

c)	Pages S - 41 to S - 42 of the Prospectus Supplement, "Description of the Notes - Recovery and Resolution Matters": the second and third paragraphs under such heading.

d)	Page 12 of Form 20-F, "Competition": the first sentence under such heading.

e)	Page 16 of Form 20-F, "Credit Support for Loans Outstanding": footnote (A) to the table immediately above the footnote (excluding the sixth and seventh sentences).

f)	Pages 17-19 of Form 20-F, "Swedish Government Supervision": the first two paragraphs (excluding the last three sentences of the first paragraph); the first and second sentences of the third paragraph; the fourth paragraph; the fifth paragraph; the sixth paragraph; the seventh paragraph (excluding the third sentence and the last sentence of item (i), the six last sentences of item (ii) and the last sentence of item (iii)), and the fifteenth paragraph under such heading.

g)	Page 30 of Form 20-F, "Directors, Senior Management and Employees": the first paragraph, the second paragraph (excluding the second and third sentences) and the fourth paragraph under such heading.

h)	Page 38 of Form 20-F, "Major Shareholders and Related Party Transactions - Major Shareholders": the first sentence of the first paragraph under such heading.

i)	Page 42 of Form 20-F, "Additional Information - Memorandum and Articles of Association - Registration": the entire paragraph under such heading.

j)	Page 42 of Form 20-F, "Additional Information - Memorandum and Articles of Association - Purpose": the entire paragraph under such heading.

k)	Page 43 of Form 20-F, "Additional Information - Exchange Controls": the two paragraphs under such heading.

(10)	The statements on page 17 in the Prospectus under the heading "Swedish Taxation", in so far as such statements constitute summaries of Swedish tax matters, fairly summarise the matters referred to therein.

(11)	No authorisation, consent or approval of, or registration or filing with, any governmental or public body or authority in the Kingdom of Sweden or any political subdivision thereof is required for the Company to enter into and perform its obligations under the Agency Agreement and the Indenture or to issue and offer, and to perform its obligations arising under, the Notes.

(12)	Under the laws of the Kingdom of Sweden, the Company would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of, or the execution or enforcement of any judgment of, the courts of the Kingdom of Sweden in respect of any action relating to the payment of any amounts payable under or by virtue of the Notes, the Indenture or the Agency Agreement.

(13)	Under the laws of the Kingdom of Sweden, the choice of New York law (except as regards provisions, including without limitation the ranking provisions, which are expressed to be governed by Swedish law) in the Notes, the Indenture and the Agency Agreement is a valid choice of law, and the Company's submission to jurisdiction, consent to service of process and appointment of an agent for service of process, in each case as set forth in the Notes, the Indenture and the Agency Agreement, are valid and effective.

(14)	No stamp or similar taxes are payable to the Kingdom of Sweden or any political sub-division or authority thereof or therein in connection with the creation and issue of the Notes or in connection with the entry into of the Agency Agreement.

(15)	The Company is not required to withhold any tax or other charge imposed by the Kingdom of Sweden from any payment due or to become due in respect of the Notes, provided the recipient of such payments is not a Swedish resident for tax purposes or engaged in trade or business through a permanent establishment in the Kingdom of Sweden.

(16)	To the best of our knowledge having made a telephone enquiry with the District Court of Stockholm, which enquiry is not conclusive, there are no material legal proceedings pending in which the Company is a party or to which any property of the Company is subject.

(17)	A holder in respect of any Note, the Trustee in respect of the Indenture and any Agent in respect of the Agency Agreement are each entitled to sue as plaintiff in the Swedish courts for the enforcement of their respective rights against the Company; and such access to Swedish courts will not be subject to any conditions that are not applicable to residents of the Kingdom of Sweden, a Swedish subject or a company incorporated in any part of the Kingdom of Sweden except that (A) a Swedish court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum; and (B) under the applicable rules of procedure a Swedish court may, at its discretion after request of the defendant, order a plaintiff in an action to provide security for costs, if such plaintiff is not ordinarily resident in some part of the Kingdom of Sweden or in certain other jurisdictions in respect of which the Kingdom of Sweden has contracted international treaty obligations in respect of security for such costs.

(18)	A judgment entered against the Company in the courts of the State of New York would not be recognized or enforceable in the Kingdom of Sweden as a matter of right without a retrial on the merits (but would be of some persuasive authority as a matter of evidence before the courts of law, administrative tribunals or executive or other public authorities of the Kingdom of Sweden).

However, there is Swedish case law to indicate that such judgments:

(i)	that are based on contract among the parties excluding the jurisdiction of the courts of the Kingdom of Sweden;

(ii)	that were rendered under observance of due process;

(iii)	against which there lies no further appeal, and

(iv)	the recognition of which would not manifestly contravene fundamental principles of the legal order, or the public policy, of the Kingdom of Sweden,

would be acknowledged without retrial on the merits.

5	STATEMENT OF BELIEF

We have not prepared any part of the Registration Statement, the Prospectus or any Reference Document, but nothing has come to our attention during the examination of such documents or during our discussions and meetings with the Company about such documents, or during our searches set out herein made in preparation for issuing this opinion letter, that causes us to believe (without considering the financial statements and schedules, the other financial and statistical data relating to the Company or the management's report on the effectiveness of internal control over financial reporting, each as contained or incorporated by reference in the Registration Statement or in the Prospectus or in any documents incorporated by reference in the Registration Statement or in the Prospectus, as to which we express no view) that (A) the Registration Statement; (B) the Prospectus, or (C) any Reference Document, as of the date hereof (taking into account any information in the Registration Statement, the Prospectus or a Reference Document which modifies information included in any Reference Document of an earlier date), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6	Qualifications

The qualifications to which this opinion is subject are as follows:

(i)	the term “enforceable” when used herein means that the relevant obligation is of a type which Swedish courts would uphold; it does not mean that such an obligation will necessarily be enforced in all respects in accordance with its terms; in particular, the availability in Swedish courts or from arbitral tribunals sitting in, or applying the procedural laws of, the Kingdom of Sweden of certain remedies (such as injunction and specific performance) may be restricted under the laws of the Kingdom of Sweden, and are at the discretion of the courts or such arbitral tribunals;

(ii)	pursuant to the Swedish Contracts Act 1915 (as amended) (Sw. lag (1915:218) om avtal och andra rättshandlingar på förmögenhetsrättens område) and general equitable principles of the law of contract and obligations, a contract term may be modified or set aside if it is adjudged to be unreasonable. Where any party to an agreement is vested with discretion or may determine a matter in its opinion or at its discretion, the laws of the Kingdom of Sweden may require that such discretion be exercised reasonably or that such opinion be based on reasonable grounds and a provision that a certain determination is conclusive and binding will not serve to prevent or preclude judicial enquiry into the merits of any claim by an aggrieved party; and the effectiveness of any provision which allows an invalid or unenforceable provision to be severed to save the remainder of the relevant document and its provisions will be determined by the courts of the Kingdom of Sweden or arbitral tribunals sitting in, or applying the procedural laws of, the Kingdom of Sweden in their discretion;

(iii)	any provision of the Transaction Documents which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party or any other person may be ineffective; and any provision of the Transaction Documents stating that a failure or delay on the part of any party in exercising any right or remedy under a Transaction Document shall not operate as a waiver of such right or remedy may be ineffective; and a failure to assert a right or claim in a timely manner may impair the enforceability of such a right or claim;

(iv)	provisions in an agreement specifying that its provisions may only be amended or waived in writing may not be enforceable to the extent that an oral agreement or implied agreement in trade practice or course of conduct has been created modifying provisions of the agreement; and to the extent that any matter is expressly to be determined by future agreement or negotiation, such provision may be unenforceable or void for lack of certainty;

(v)	enforcement in the Kingdom of Sweden of the rights of a party under the Transaction Documents may be limited by general time bar provisions;

(vi)	provisions in the Transaction Documents to the effect that one party may terminate an agreement or otherwise act to the detriment of another party in the case of bankruptcy of such other party could be held to contravene the Swedish Bankruptcy Act 1987 (as amended) (Sw. konkurslagen (1987:672)) or otherwise the principles of the bankruptcy or insolvency laws of the Kingdom of Sweden; and, if so held, may be refused enforcement in courts of the Kingdom of Sweden or arbitral tribunals sitting in, or applying the procedural laws of the Kingdom of Sweden;

(vii)	the enforcement of any agreement, guarantee or instrument may be limited by bankruptcy, insolvency, liquidation, reorganisation, resolution, limitation, moratorium, stay and other laws of general application regarding or affecting the rights of creditors generally and general equitable principles.

Without limiting the generality of the foregoing, the enforcement of any agreement, guarantee or instrument may be limited or affected by the application of Directive 2014/59/EU of the European Parliament and of the Council of 15 May 2014 (as amended, supplemented or replaced, including without limitation by Directive (EU) 2019/879), establishing a framework for the recovery and resolution of credit institutions and investment firms as implemented in Sweden pursuant to inter alia the Swedish Resolution Act (Sw. lag (2015:1016) om resolution) (together, the “BRRD Legislation”), including but not limited to in respect of debt write-down tools within the BRRD Legislation pursuant to which claims under the Notes, if the Company in the future again were to be assessed to be subject to being managed through resolution, may be written down, converted or stayed (or the maturity, interest rate or interest payment date for the Notes may be amended or changed). We furthermore express no opinion as to the taxation effects of the application of the BRRD Legislation in general or of the debt write-down tools in particular;

(viii)	it is not established by judicial precedent or otherwise by law that a power of attorney or a mandate of agency can be made irrevocable and it is therefore submitted that any powers of attorney or mandates of agency (including the appointment of an agent for service of process) may be revoked and that they will terminate by operation of law and without notice at the bankruptcy or temporal demise of the patty giving such powers;

(ix)	the right to recover damages for breach of contract or non-contractual (tortious) claims may be limited to the extent the aggrieved party could have avoided or mitigated damages by reasonable efforts;

(x)	the courts of the Kingdom of Sweden or arbitral tribunals sitting in, or applying the procedural laws of, the Kingdom of Sweden may award judgments or give awards in currencies other than the local currency, but the judgment debtor has the right under the laws of the Kingdom of Sweden to pay the judgment debt (even though denominated in a foreign currency) in the local currency at the rate of exchange prevailing at the date of payment (however, the judgment creditor may, subject to availability of the foreign currency, convert such local currency into the foreign currency after payment and remove such foreign currency from the Kingdom of Sweden); and a choice of currency provisions by the parties to an agreement will not automatically be held by the courts of the Kingdom of Sweden to constitute a right to refuse payment in Swedish kronor;

(xi)	the recognition of the laws of jurisdictions other than the Kingdom of Sweden by Swedish courts or enforcement authorities does not include those laws which such courts or authorities consider (i) to be procedural in nature, (ii) to be revenue or penal laws, (iii) to involve the exercise of sovereign powers or powers of public or administrative law, (iv) the application of which would (A) amount to an attempt to circumvent Swedish conflict of laws rules, (B) lead to or entail a contravention of mandatory laws of the Kingdom of Sweden, or (C) be inconsistent with public policy, as such term is interpreted under the laws of the Kingdom of Sweden and such courts or authorities may require proof of the relevant provisions of those laws; please note that the concept of public policy is a dynamic one that is being continuously revisited and developed by statute and, primarily, judicial precedent and that, therefore, no exhaustive enumeration can be given of circumstances that would constitute the public policy of the Kingdom of Sweden; and there is some doubt whether the parties can agree in advance the governing law of claims connected with contract but which are classified as being non-contractual (tortious or delictual). However, in our opinion, the choice of New York law as the governing law of the Notes, the Indenture and the Agency Agreement would not per se be held as an attempt to circumvent Swedish conflict of laws rules, to lead to or entail a contravention of a mandatory provision of Swedish law or to be inconsistent with public policy;

(xii)	any legal proceedings in the courts of the Kingdom of Sweden will be conducted in Swedish and a court or enforcement authority in the Kingdom of Sweden may require, as a further condition for admissibility and/or enforceability the translation into Swedish of any relevant document, and assistance from Swedish authorities in the service of process in connection with foreign proceedings might require the observance of certain procedural and other regulations;

(xiii)	in proceedings before a court of the Kingdom of Sweden or an arbitral tribunal sitting in, or applying the procedural laws of, the Kingdom of Sweden, Swedish procedural law (whether statutory or on some other footing) will apply in respect of, inter alia, service of process, allocation and taxation of costs for the proceedings, availability of interim or interlocutory proceedings and the evaluation and weighing of evidence; consequently, any provisions in the Transaction Documents relating to such matters may be unenforceable to the extent that they are held by such a court or tribunal to be inconsistent with such procedural law; in particular, such procedural laws permit the introduction of evidence extrinsic to a written agreement to modify the terms or the construction of such an agreement;

(xiv)	a court of the Kingdom of Sweden or an arbitral tribunal sitting in, or applying the procedural laws of, the Kingdom of Sweden may reject the right to take proceedings in the Kingdom of Sweden, if proceedings which have led to or may lead to a judgment or arbitral award which is enforceable in the Kingdom of Sweden, have already been taken or initiated in or outside the Kingdom of Sweden in another court of competent jurisdiction or arbitral tribunal which has been seized of the matter (or of a matter that in the view of such courts or tribunals is substantially similar to such matter);

(xv)	any transfer, payment or other action or measure in respect of the Transaction Documents or any Note involving (a) the government of any country or state which is at the time the subject of United Nations or European Union sanctions (or both) or Swedish sanctions; (b) any person or body resident in, incorporated in or constituted under the laws of any such country or state or exercising public functions in or of any such country or state; (c) any person or body acting from or through or in any such country or state; (d) any person or body controlled by any of the foregoing or by any person acting on behalf of any of the foregoing, or (e) any person or body which is at the time the subject of United Nations or European Union sanctions (or both) or Swedish sanctions, may be subject to restrictions (including, potentially, the assertion that such measure is invalid due to complete incapacity or complete lack of authority) pursuant to such sanctions (as implemented in the Kingdom of Sweden, where applicable);

(xvi)	if any person makes an offer for Notes in the Kingdom of Sweden in an aggregate amount of less than EUR 100,000 (or the equivalent in another currency) per individual investor, such offer may require a prospectus to be registered with the Swedish Financial Supervisory Authority;

(xvii)	any offeror or seller of financial instruments (including any Note) in Sweden may require a licence to conduct securities operations, and

(xviii)	some documents examined for the purposes of this opinion as well as this opinion are expressed in the English language whilst addressing and explaining institutions and concepts of the laws of the Kingdom of Sweden; and such institutions and concepts may be reflected in or described by the English language only imperfectly; and we express no opinion on how the courts of the Kingdom of Sweden would construe contractual language expressed in English where the contract would be subject to the laws of the Kingdom of Sweden. However, we believe that such courts would pay attention to the meaning and import in the laws of any pertinent jurisdiction in which the English language is normally or habitually employed of the expressions used in construing what the parties intended to put in writing for the purposes of the laws of the Kingdom of Sweden.

7	Restrictions

This opinion: (i) is confined to and is given on the basis of Swedish law and practice as they exist at the date hereof and we have made no investigations of the laws or practices of any jurisdiction other than the Kingdom of Sweden as a basis for the opinions expressed hereinabove and do not express or imply any opinions thereon; (ii) is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the various agreements referred to herein or the transactions contemplated by such agreements; and (iii) is given solely for the purposes of the Notes and we assume no obligation to advise you of any changes in the foregoing subsequently to the date set forth at the beginning of this opinion and this opinion speaks only as of that date.

8	Governing Law

This opinion letter is rendered in the Kingdom of Sweden and shall be governed by and construed in accordance with Swedish law.

9	Addressees

We are furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that you may forward a copy of this opinion letter to your counsel, Cleary Gottlieb Steen & Hamilton LLP, who may, for the purpose of rendering their opinion to you of even date, rely on, and make reference to, this opinion letter in respect of matters involving the application of the law of the Kingdom of Sweden as though this opinion letter were addressed to them in such capacity.

Further, you may release a copy of this opinion letter (a) to your affiliates; (b) to the extent required by any applicable law or regulation; (c) to any regulatory authority having jurisdiction over you if required by such authority, or (d) in connection with any actual or potential dispute or claim to which you are a party relating to the issue of Notes, if required to assist you in establishing defenses under applicable laws; in each case for the purposes of information only, on the strict understanding that we assume no duty of care or other responsibility nor any liability whatsoever to any such recipient as a result of such release or otherwise.

Very truly yours,

WISTRAND ADVOKATBYRÅ STOCKHOLM KB

[●] [●]

Exhibit D

Form of Opinion Letter of
Cleary Gottlieb Steen & Hamilton LLP

1.            The Indenture has been duly delivered by the Company under the law of the State of New York and qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Company, except that we express no opinion as to the validity, binding nature or enforceability of any provisions of the Indenture that are expressed to be governed by Swedish law.

2.            When duly issued and delivered by the Company in accordance with the provisions of the Indenture and paid for pursuant to the Agency Agreement and any applicable Terms Agreement (as defined in the Agency Agreement), the Notes will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, except that we express no opinion as to the validity, binding nature or enforceability of any provisions of the Securities or the Indenture that are expressed to be governed by Swedish law.

3.            The statements set forth under the headings “Description of the Notes” and “Description of Debt Securities” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

4.            The statements set forth under the heading “United States Federal Income Tax Considerations” in the Prospectus Supplement, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

5.            The Agency Agreement has been duly delivered by the Company under the law of the State of New York and is a valid, binding and enforceable agreement of the Company (except that we express no opinion with respect to Sections 7 and 8 of the Agency Agreement providing for indemnification and contribution).

6.            The issuance and sale of the Notes pursuant to the Agency Agreement and the performance by the Company of its obligations in the Agency Agreement and the Indenture will not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion as to any state securities or Blue Sky laws).

7.            No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Notes by the Company in the manner contemplated by the Agency Agreement and the Prospectus.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied and will, at the relevant times, satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience would normally be applicable to general business entities with respect to such agreement or obligation); (b) we have assumed that any Notes denominated in a currency other than U.S. dollars will comply in all respects with the applicable law of the country in whose currency such Notes are denominated in respect of the use of or payment in such currency; (c) we have assumed that at the time of the issuance, sale and delivery of any Notes, there will not have occurred any change in law affecting the validity, binding effect and enforceability of such Notes; (d) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and to general principles of equity; (e) we express no opinion with respect to the effect of any mandatory choice of law rules; and (f) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

D-1

With respect to the second sentence of Section 115 of the 1991 Indenture and Section 17(b) of the Agency Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture, the Notes or the Agency Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist. We note that the designations in Section 115 of the 1991 Indenture and 17(b) of the Agency Agreement of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Agency Agreement and the Indenture, respectively, are (notwithstanding the waiver contained in Section 17(b) of the Agency Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding. The enforceability of the waivers of immunities set forth in Section 115 of the 1991 Indenture and Section 17(c) of the Agency Agreement are subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976.

We note that by statute, the law of the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

In rendering the opinion in numbered paragraph 2, we have assumed that (a) with respect to any Notes that include any alternative or additional terms that are not specified in the Master Note examined by us, such terms will be properly incorporated into the Master Note as contemplated by the Master Note and the Indenture and such inclusion would not cause such Notes to be not valid, binding or enforceable and (b) each issuance of Notes will have an original aggregate initial public offering price (or in the case of Notes issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

With respect to our opinions expressed in paragraphs 2 and 6, we have assumed that any Indexed Security (as such term is defined in the Indenture) will comply with the U.S. Commodity Exchange Act, as amended, and the rules, regulations and orders of the U.S. Commodity Futures Trading Commission promulgated thereunder and with any applicable provisions of state law.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Agents, solely for your benefit in your capacity as such in connection with the offering of Notes. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that Wistrand Advokatbyrå Stockholm KB may, for the purpose of rendering its opinion to the Agents dated the date hereof, rely on, and make reference to, this opinion letter in respect of matters involving the application of the law of the State of New York. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

D-2

Exhibit E

Base Calculation Agency Provisions

Section 1.           Calculation.

(a)            Whenever, pursuant to the relevant Terms Agreement (or any other agreement implementing these base provisions) and the relevant Pricing Supplement, a payment amount must be determined by the Calculation Agent in order for such payment to be made in respect of the relevant Notes by the Company, the Calculation Agent shall, in a timely manner so as to allow the Company to make the relevant payment in accordance with the terms of the Notes, notify the Company and the Trustee in writing, of such amount per U.S.$1,000 principal amount of the Notes or such other principal amount as the Calculation Agent and the Company may agree.

(b)            Upon the request of any holder of the relevant Notes, the Calculation Agent shall provide such holder with a written statement showing how it calculated any amount required to be calculated by it pursuant to the relevant Terms Agreement (or any such other agreement referred to clause (a) above) and the relevant Pricing Supplement.  The Calculation Agent will accept such requests at its address, telephone and fax numbers set forth in the relevant Terms Agreement.

(c)            In the event any Notes are to be redeemed or repurchased prior to the Maturity Date (as provided in the Notes), the Calculation Agent shall, at the written request of the Company, in accordance with the terms of the Notes, determine the redemption or repurchase price to be paid to holders on such early redemption or repurchase date, in each case in accordance with the provisions of the Pricing Supplement and the Prospectus Supplement.  The Calculation Agent shall make such determination with due care, in good faith and in a commercially reasonable manner, and shall promptly thereafter notify the Company and the Trustee of such determination by telephone, with prompt confirmation by email.

(d)            If applicable Notes have been accelerated in accordance with the Indenture upon an event of default with respect thereto, the Calculation Agent shall, upon receipt from the Company of written notice of such acceleration and at the written request of the Company, in accordance with the terms of the Notes, determine the amount to be paid to the holders upon such event.  The Calculation Agent shall make such determination in good faith and in a commercially reasonable manner and shall promptly thereafter notify the Company and the Trustee of such determination by telephone, with prompt confirmation by email.

(e)            In the event that the Company fails to pay, in the case of Notes, any interest or principal when due, or any other redemption, repayment or repurchase amount in accordance with, and at the times specified in, the Notes, the Calculation Agent will, upon receipt of written confirmation from the Company of its failure to make such payment, and at the Company’s written request, promptly make the appropriate calculation of the interest rate that will apply to any such overdue payments in accordance with any applicable terms of the Notes.  The Calculation Agent shall promptly thereafter notify the Company and the Trustee of such determination by telephone, with prompt confirmation by email.

(f)            The Calculation Agent shall make all other determinations required of it under the terms of the Notes.  All determinations made by the Calculation Agent with respect to the Notes under the relevant Terms Agreement shall, in the absence of manifest error, be conclusive for all purposes and binding upon the Company and all holders of such Notes.

Section 2.            Fees and Expenses.  The Calculation Agent shall be entitled to such compensation as may be agreed to in writing between the Company and the Calculation Agent for Calculation Agent’s services under the relevant Terms Agreement (or other such agreement implementing these base provisions).  The Company promises to pay such compensation and to reimburse the Calculation Agent for the out-of-pocket expenses (including attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require.

Section 3.           Rights and Liabilities of the Calculation Agent.

(a)            In its role as the Calculation Agent, Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Notes, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine.  Any certificate, affidavit, instruction, notice, request, direction, order, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent, in such role, under, pursuant to or as permitted by any provision of the relevant Terms Agreement shall be sufficient for purposes of the relevant Terms Agreement if such communication is in writing and signed by any officer of the Company.

(b)            In acting under the relevant Terms Agreement, the Calculation Agent (in its capacity as Calculation Agent) is acting solely as agent of the Company and does not assume any obligation towards, or any relationship of agency or trust for or with, any holder of the Notes.  The Calculation Agent shall not, in such capacity, be liable for any error resulting from the use of or reliance on a source of information required to be used by the Calculation Agent pursuant to the terms of the Notes and the Pricing Supplement.

(c)            Neither the Calculation Agent nor its directors, officers, employees, agents or attorneys shall be liable to the Company for any action taken or omitted to be taken in its role as the Calculation Agent under the relevant Terms Agreement, or other agreement implementing these base provisions or for any error of judgment made in good faith by it or them, except in the case of its or their gross negligence or willful misconduct, and, in any event, to the extent permitted by law.

(d)            The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the opinion or advice of legal counsel satisfactory to it or (ii) written instructions from the Company.  The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information required to be used by the Calculation Agent pursuant to the terms of the Notes.

(e)            The Calculation Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(f)            No party shall be liable for any failure or delay in the performance of its obligations arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(g)            The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(h)            In no event shall the Calculation Agent be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            In no event shall the Calculation Agent be required to expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or powers or otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers hereunder.

(j)            The Company will not, without first obtaining the prior written consent of the Calculation Agent, make any change to the terms of the Notes, as set forth in the Pricing Supplement, if such change would materially and adversely affect the Calculation Agent’s duties and obligations under this Agreement.

(k)            The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth or in the terms of the Notes, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

(l)            The Calculation Agent shall not be liable for the determination of or the failure to determine any benchmark transition event, any benchmark replacement date, any benchmark replacement, any benchmark replacement adjustment and any benchmark replacement conforming changes as a result of any failure or delay by the Company to determine any benchmark transition event, any benchmark replacement date, any benchmark replacement, any benchmark replacement adjustment and any benchmark replacement conforming changes as required or contemplated by the terms of the indenture, the relevant Pricing Supplement or this Agreement.

(m)           In no event shall the Calculation Agent be responsible for determining any substitute for SOFR, or for monitoring or determining whether any benchmark transition event has occurred, or for making any adjustments or conforming changes to any benchmark replacement, or for determining or selecting any methodology or convention for calculating the benchmark or benchmark replacement or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark, and in each such case, shall be entitled to rely upon any selection or designation of such rate (and any modifier) as specified to it by the Company. The Calculation Agent shall not be liable for any failure or delay in performing its duties hereunder as a result of (A) the unavailability of the benchmark, or any benchmark replacement or the unavailability of the methodology or conventions for such calculations, or (B) the failure or delay of the Company to notify the Calculation Agent of any benchmark replacement date, benchmark replacement, effectiveness of any benchmark replacement conforming changes, or the removal or reinstatement of any tenor of a benchmark or the commencement of any benchmark unavailability period. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or the Company’s designee and will have no liability for such actions taken at the Company’s direction.

Section 4.          Right of the Calculation Agent to Own Notes.  The Calculation Agent and its directors, employees and affiliates may become owners of or acquire any interests in the Notes with the same rights as if the Calculation Agent were not a party to the relevant Terms Agreement (or other such agreement), and the Calculation Agent and its directors, officers, employees and affiliates may engage in, or have an interest in, any financial or other transaction with the Company as if the Calculation Agent were not a party to the relevant Terms Agreement (or other such agreement).

Section 5.          Duties of the Calculation Agent.  The Calculation Agent shall, in such capacity, be obligated only to perform such duties as are specifically set forth in the terms of the Notes or in these base provisions, and no other duties or obligations on the part of the Calculation Agent, in its capacity as Calculation Agent, shall be implied by the relevant Terms Agreement.

Section 6.          Termination, Resignation or Removal of the Calculation Agent as Calculation Agent.  Solely in and with respect to its role as such, the Calculation Agent may at any time terminate its service as the Calculation Agent under the relevant Terms Agreement (or other such agreement) by giving no less than 60 days’ written notice to the Company, specifying the date on which its desired termination shall become effective, unless the Company consents in writing to a shorter time (which consent shall not be unreasonably withheld).  Upon receipt of notice of termination by the Calculation Agent, the Company agrees promptly to appoint a successor Calculation Agent, by an instrument in writing signed on behalf of the Company and the successor Calculation Agent.  The Company may terminate the appointment of the Calculation Agent in such role under the relevant Terms Agreement (or other such agreement) at any time by giving written signed notice to the Calculation Agent and specifying the date on which the termination shall become effective; provided, however, that no termination by the Calculation Agent or by the Company shall become effective prior to the date of the appointment by the Company, as provided in Section 7 of these base provisions, of a successor calculation agent and the acceptance of such appointment by such successor calculation agent.  Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent under the relevant Terms Agreement (or other such agreement). If within 60 days after notice of termination, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor Calculation Agent. Upon termination by either party pursuant to the provisions of this section, the Calculation Agent shall be entitled to the payment of any amounts owed to it, for its services in such capacity, and to the reimbursement of all out-of-pocket expenses incurred in connection with the services rendered by it in such capacity, by the Company under the relevant Terms Agreement (or such other agreement implementing these base provisions), as provided by Section 2 of these base provisions, and the provisions of Section 3, Section 8 and Section 12 of these base provisions shall remain in effect following such termination.

Section 7.          Appointment of Successor Calculation Agent.  Any successor calculation agent appointed by the Company following termination of the appointment of the Calculation Agent under the relevant Terms Agreement (or other such agreement) pursuant to the provisions of Section 6 of these base provisions shall execute and deliver to the Calculation Agent an instrument accepting such appointment, and thereupon such successor calculation agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the Calculation Agent under the relevant Terms Agreement (or other agreement implementing these base provisions), with like effect as if originally named as Calculation Agent with respect to the Notes, and the Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor calculation agent shall be entitled to receive and accept, copies of any relevant records maintained by the Calculation Agent in connection with the performance of its obligations under the relevant Terms Agreement or any other agreement implementing these base provisions.

Section 8.          Indemnification.  The Company shall indemnify and hold harmless the Calculation Agent, any person controlling or under common control with the Calculation Agent and their respective directors, officers and employees from and against all actions, claims, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to and arising out of actions or omissions in any capacity that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent under the calculation agency-related provisions of the relevant Terms Agreement or other agreement implementing these base provisions, except actions, claims, damages, liabilities, losses and expenses caused by the gross negligence, bad faith or willful misconduct of the Calculation Agent, any such person or any of such directors, officers and employees.

Section 9.          Merger, Consolidation or Sale of Business by the Calculation Agent.  Any corporation or partnership into which the Calculation Agent may be merged, converted or consolidated, or any corporation or partnership resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation or partnership to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust assets or business, shall, to the extent permitted by applicable law, succeed to all the rights, immunities, duties and obligations of the Calculation Agent under the relevant Terms Agreement (or other such agreement) without the execution of any paper or any further act by the parties hereto, subject to the prior consent of the Company (not unreasonably withheld).  Notice in writing of any such contemplated merger, conversion or consolidation shall be given by the Calculation Agent to the Company for the Company’s consent.

Section 10.        Notices.  Except as otherwise provided in these base provisions, any notice or other communication given under these base provisions or under the calculation agency-related provisions of the relevant Terms Agreement or other agreement implementing these base provisions shall be delivered in person, sent by letter or fax (in the case of sending to the Calculation Agent or the Trustee) or email (in the case of sending to the Company) or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within 24 hours by letter or fax (in case of sending to the Calculation Agent or the Trustee) or email (in the case of sending to the Company))) to the address given below (in the case of the Company) or given in such agreement (in the case of the Calculation Agent) or such other address as the party to receive such notice may have previously specified:

To the Company:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Fleminggatan 20
P.O. Box 194
SE-112 26 Stockholm, Sweden
Telephone:  +46-8-613-8300
Fax:  +46-8-411-4813
Attention:  Treasury Support
Email: CMA@sek.se

Any calculation agency-related notice under the relevant Terms Agreement or any other agreement implementing these base provisions given by letter or fax shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

The Calculation Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement or the relevant Terms Agreement and delivered using Electronic Means; provided, however, that the Company shall provide to the Calculation Agent an incumbency certificate listing the officers with the authority to provide such Instructions (the “Authorized Officers”) and containing signatures of such Authorized Officers, which incumbency certificate may be amended whenever the Company wishes to add or remove someone. If the Company elects to give the Calculation Agent Instructions using Electronic Means and the Calculation Agent in its discretion elects to act upon such Instructions, the Calculation Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Calculation Agent cannot determine the identity of the actual sender of such Instructions and that the Calculation Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Calculation Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Calculation Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Calculation Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Calculation Agent’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of Electronic Means to submit Instructions to the Calculation Agent, including without limitation the risk of the Calculation Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties, and to, as soon as reasonably possible upon learning of an unauthorized Instruction, inform the Calculation Agent thereof.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Calculation Agent, or another method or system specified by the Calculation Agent as available for use in connection with its services hereunder.

Section 11.        Benefit of Agreement.  Except as provided in these base provisions, these base provisions and the calculation agency-related provisions of the relevant Terms Agreement, or any other agreement implementing these base provisions, is solely for the benefit of the parties thereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue of these base provisions.  The terms “successors” and “assigns” shall not include any purchaser of any Note merely because of such purchase.

Section 12.        Governing Law.  THE RELEVANT TERMS AGREEMENT OR OTHER SUCH AGREEMENT, INCLUDING THESE BASE PROVISIONS; AS INCORPORATED THEREIN BY REFERENCE; SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK FOR ALL PURPOSES.

Section 13.        Submission to Jurisdiction; Waiver of Immunity.

(a)           The Company agrees that any legal suit, action or proceeding based on the calculation agency-related provisions of the relevant Terms Agreement (or other such agreement implementing these base provisions) brought by the Calculation Agent or any person controlling the Calculation Agent may be instituted in any federal or state court in the County of New York, the State of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  The Company has designated, appointed and empowered Business Sweden as the Company’s authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any suit, action or proceeding in any such court relating to the Notes, and agrees that service of process by hand upon Business Sweden, 295 Madison Avenue, Floor 40, New York, NY 10017, together with written notice of said service to the Company, delivered to Aktiebolaget Svensk Exportkredit (publ), Fleminggatan 20 P.O. Box 194, SE-112 26 Stockholm, Sweden, Attention: General Counsel, Email: Legal@sek.se shall be deemed in every respect effective service of process upon the Company in any suit, action or proceeding based on the calculation agency-related provisions of the relevant Terms Agreement (or other such agreement) and shall be taken and held to be valid personal service upon the Company.  Said designation and appointment shall be irrevocable until the redemption amount payable at maturity of the Notes or upon any early redemption or repurchase of the Notes and all interest (if any) in respect of the Notes and any sums owing by the Company under any agreement as a result of the incorporation by reference therein of these base provisions have been paid in full by the Company in accordance with the provisions hereof.  The Company agrees to take all action as may be necessary to continue the designation and appointment of Business Sweden in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in the State and County of New York.  Notwithstanding the foregoing, any legal suit, action or proceeding based on the calculation agency-related provisions of the relevant Terms Agreement (or other such agreement) may be brought by the Calculation Agent or any person controlling the Calculation Agent in any competent court in Sweden.

(b)            The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal suit, action or proceeding relating in any way to the relevant Terms Agreement (or other agreement implementing these base provisions) which may be instituted in any federal or state court in the City and State of New York or in any other country or jurisdiction by the Calculation Agent or any person controlling the Calculation Agent, and the Company will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal suit, action or proceeding.

Section 14.        Waiver of Jury Trial.  EACH OF THE COMPANY AND THE CALCULATION AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF CALCULATION AGENCY-RELATED PROVISIONS OF THE RELEVANT TERMS AGREEMENT (OR OTHER AGREEMENT IMPLEMENTING THESE BASE PROVISIONS) OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 15.        USA Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Calculation Agent must obtain, verify and record information that allows the Calculation Agent to identify customers (“Applicable Law”), the Calculation Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Calculation Agent. Accordingly, the Company agrees to provide to the Calculation Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Calculation Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Calculation Agent to identify and verify such company such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information. The Company understands and agrees that the Calculation Agent cannot determine the interest rates on the Notes unless and until the Calculation Agent verifies the identities of the Company in accordance with its CIP.

Section 16.        Conflicts. In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the Notes, the relevant terms of this Agreement shall govern such rights and obligations.

Section 17.        Sanctions. Neither the Company nor, to the knowledge and belief of the Company, any of its affiliates, subsidiaries, directors or officers, is currently a person with whom or which transactions or dealings are prohibited under economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), or any other trade, financial or economic sanctions administered by other U.S., European Union, the United Nations or United Kingdom authorities (“Sanctioned Person”) and will not lend, invest, contribute or otherwise make available any payments made pursuant to this Agreement for the purpose of financing or facilitating the activities or business of or for the benefit of any then-current Sanctioned Person, in violation of such sanctions. The undertaking in this Section 17 shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of violation of any provision of Council Regulation (EC) No. 2271/96 of 22 November 1996, as amended (the “Blocking Regulation”) (or any law or regulation implementing the Blocking Regulation in any member state of the European Union or in the United Kingdom, including the Blocking Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, or any associated and applicable national law, instrument or regulation related thereto).